As filed with the Securities and Exchange Commission on July 29, 2008

                              Registration No.333-152272

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           China Pharma Holdings, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                                         73-1564807
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)
                                      4953
                          (Primary Standard Industrial
                           Classification Code Number)



                         2nd Floor, No. 17, Jinpan Road
                         Haikou, Hainan Province, China
                       Telephone: 86-898-66811730 (China)
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Ms. Zhilin Li
                                CEO and President
                           China Pharma Holdings, Inc.
                         2nd Floor, No. 17, Jinpan Road
                         Haikou, Hainan Province, China
                       Telephone: 86-898-66811730 (China)
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                   Charles Law
                                King and Wood LLP
                        125 S. Market Street, Suite 1175,
                               San Jose, CA 95113

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.



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


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:


  Large accelerated filer      |_|             Accelerated filer            |_|
  Non-accelerated filer        |_|             Smaller reporting company    |X|
 (Do not check if a smaller reporting company)

















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

                         CALCULATION OF REGISTRATION FEE

----------------------------- ----------------------- ------------------------- --------------------------- --------------------
   Title of each class of          Amount to be           Proposed maximum           Proposed maximum            Amount of
securities to be registered         registered        offering price per unit    aggregate offering price    registration fee
                                                                 *
----------------------------- ----------------------- ------------------------- --------------------------- --------------------
  Common Stock, $0.001 par       5,000,000 shares              $1.92                  $9,600,000.00               $377.28
         value (1)
----------------------------- ----------------------- ------------------------- --------------------------- --------------------
       Common Stock,             1,325,000 shares              $2.80                  $3,710,000.00               $145.80
    $0.001 par value (2)
----------------------------- ----------------------- ------------------------- --------------------------- --------------------
       Common Stock,              25,000 shares                $3.00                    $75,000.00                 $2.95
    $0.001 par value (3)
----------------------------- ----------------------- ------------------------- --------------------------- --------------------
       Common Stock,              25,000 shares                $3.50                    $87,500.00                 $3.44
    $0.001 par value (4)
----------------------------- ----------------------- ------------------------- --------------------------- --------------------
       Common Stock,              75,000 shares                $3.60                   $270,000.00                $10.61
    $0.001 par value (5)
----------------------------- ----------------------- ------------------------- --------------------------- --------------------
           Total                 6,450,000 Shares                                     $13,742,500.00              $540.08
----------------------------- ----------------------- ------------------------- --------------------------- --------------------

   * Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's common stock on the Over the Counter Bulletin Board as of July 7, 2008 was $1.92 per share.

(1) Represents currently outstanding shares of the registrant's common stock, $0.001 par value per share, which may be offered pursuant to this registration statement.
(2) Represents shares of common stock issuable upon exercise of warrants at a price equal to $2.80 per share.
(3) Represents shares of common stock issuable upon exercise of warrants at a price equal to $3.00 per share.
(4) Represents shares of common stock issuable upon exercise of warrants at a price equal to $3.50 per share.
(5) Represents shares of common stock issuable upon exercise of warrants at a price equal to $3.60 per share.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the warrants in the event of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAYNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES



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

AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED July [ ], 2007

                           China Pharma Holdings, Inc.

                        6,450,000 Shares of Common Stock

This Prospectus is an offering of 6,450,000 shares of our common stock, including 1,450,000 shares of common stock issuable upon exercise of outstanding warrants.

These securities are more fully described in the section of this Prospectus titled "Description of Securities."

These securities are being registered to permit public secondary trading of the securities offered by the selling stockholders named in this Prospectus. We will not receive any of the proceeds from the sale of the securities by the selling stockholders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of those warrants.

The selling stockholders may, but are not obligated to, offer all or part of their shares of common stock for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See "Plan of Distribution."

Our common stock is currently quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "CPHI.OB". On July 7, 2008, the last reported sale price of our common stock was $1.92 per share.

Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is [       ], 2008

                           China Pharma Holdings, Inc.

                                TABLE OF CONTENTS


                                                                            Page
Prospectus Summary                                                             1
Risk Factors                                                                   7
Use of Proceeds                                                               21
Market for Common Equity and Related Stockholder Matters                      21
Management's Discussion and Analysis or Plan of Operation                     22
Business                                                                      33
Management                                                                    39
Director and Executive Compensation                                           42
Certain Relationships and Related Transactions                                43
Security Ownership of Certain Beneficial Owners and Management                43
Selling Security Holders                                                      44
Description of Securities                                                     48
Plan of Distribution                                                          50
Legal Matters                                                                 51
Experts                                                                       51
Changes In and Disagreements With Accountants on Accounting and
  Financial Disclosure                                                        51
Where You Can Find Additional Information                                     51
Financial Statements                                                      F1-F25


You may only rely on the information contained in this Prospectus in deciding whether to purchase the securities. We have not authorized anyone to provide information different from that contained in this Prospectus. The information contained in the Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

The information contained in this Prospectus is not complete and is subject to change. The selling stockholders are not permitted to sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

This summary highlights selected information about China Pharma Holdings, Inc., its direct and indirect wholly-owned subsidiaries, and the offering that is contained elsewhere in this Prospectus. You should read the entire Prospectus before making an investment decision, especially the information presented under the heading "Risk Factors" on page 7 and the financial statements and related notes included elsewhere in this Prospectus, as well as any other documents to which we refer you. Except as otherwise indicated by context, references in this Prospectus to "we," "us," "our" or the "Company" are to the combined business of China Pharma Holdings, Inc., Onny Investment Limited ("Onny"), Hainan Helpson Medicine and Bio-Technology Co. Ltd. ("Helpson"), and in each case do not include the selling stockholders. References to "China" or to the "PRC" are references to the People's Republic of China. This Prospectus contains forward-looking statements and information about us. (See "Forward-Looking Statements" on page 22.)


                                   OUR COMPANY

Overview

China Pharma Holdings, Inc. (formerly, TS Electronics, Inc. and prior thereto, Softstone, Inc.) was incorporated on January 28, 1999, pursuant to the provisions of the General Corporation Act of the State of Delaware. On May 31, 1999, we merged with Soft Stone Building Products, Inc., an Oklahoma corporation that was a predecessor to our Company's business. Our initial business operations were conducted at 620 Dallas Drive, Denton TX, 76205. On February 1, 2000, we moved our offices and facilities to Ardmore, OK. In June 2002, we moved our office facilities to Pottsboro, TX. On August 13, 2003, we changed our name to TS Electronics, Inc. On March 15, 2006, we changed our name from TS Electronics, Inc. to China Pharma Holdings, Inc.

Our focus initially was solely on realizing the commercial benefits of a process developed and patented by our first president, Frederick Parker. This process converted waste tires into useful products. We were not successful in promoting this business, wrote off all assets associated with the business and shifted our attention to the commercial possibilities of a then, newly discovered devulcanization process to which we acquired a 5.5 year exclusive license for the Western Hemisphere. In addition, we entered into the business of importing hard-to-find and specialty crumb rubber. We were also not successful in these endeavors and have abandoned all efforts regarding these pursuits.

Effective August 11, 2004, the Company entered into a Stock Exchange Agreement with Hou Xiao, the sole stockholder of China ESCO Holdings Limited ("China ESCO"), a company organized in the Hong Kong Special Administration Region in the People's Republic of China (the "PRC") and its wholly owned operating subsidiary, AsiaNet PE Systems Limited. China ESCO was engaged in the development and manufacturing of electrical energy saving systems and products in the PRC.

The consummation of the transaction with China ESCO was subject to a number of conditions, including receipt by us of financial statements of China ESCO as required under applicable regulations, and satisfaction of all applicable regulatory requirements. In January 2005, we declared China ESCO to be in material breach of the agreement and rescinded the agreement.

Effective February 8, 2005, we executed a Letter of Intent with Osage Energy Company, LLC ("Osage") whereby Osage would acquire 90% of the equity interests of the Company. This transaction was never consummated by the parties. The Company had no operations or significant assets from the quarter ended December 31, 2004 until May 2005.

On May 11, 2005, we sold to Halter Financial Group, Inc., in a private placement, 1,875,045 shares of common stock at a purchase price of $0.1066641 per share, pursuant to the terms of a Stock Purchase Agreement (the "Purchase Agreement"). The private placement was exempt from the registration requirements of the Securities Act, in reliance upon Section 4(2) thereunder. As a result of the purchase, Halter Financial Group, Inc. became our controlling stockholder, owning approximately 75% of our issued and outstanding shares of common stock.

Immediately subsequent to, and as a result of, the closing of the transactions contemplated by the Purchase Agreement, Gene F. Boyd, Keith P. Boyd, Fredrick W. Parker and Leo G. Templer resigned as officers and directors, as applicable, of the Company. Timothy P. Halter was concurrently appointed as a member of the Board of Directors, and Mr. Halter was elected as President, Chief Accounting Officer and Secretary of the Company.

On October 19, 2005 we entered into a Securities Exchange Agreement (the "Exchange Agreement") with Onny Investment Limited ("Onny"), a British Virgin Islands company, and its original stockholders pursuant to which we acquired all of the issued and outstanding shares of Onny from said stockholders in exchange for 27,499,940 shares of our common stock. Upon the closing of the exchange transaction (the "Exchange Transaction"), Onny became the wholly owned subsidiary of our Company. The Exchange Agreement also provides that, upon the effectiveness of an amendment to the Company's Certificate of Incorporation to increase its authorized capital stock, the Company shall issue to Heung Mei Tsui, the principal stockholder of Onny, an additional 4,723,056 shares of common stock (the "Post Closing Shares") to which she would otherwise have been entitled if the Company had enough authorized shares as of the closing of the Exchange Transaction.

Immediately prior to the closing of the Exchange Transaction, Onny completed a private placement (the "Onny Offering") of its convertible preferred stock to 46 accredited investors. The Onny Offering raised gross proceeds of $5,000,000. Additionally, immediately prior to the Exchange Transaction, participants in the Onny Offering exchanged their preferred shares for an aggregate of 10,000 shares of Onny's common stock. Participants in the Onny Offering then participated in the Exchange Transaction by exchanging such 10,000 shares of common stock for 6,944,619 shares of our common stock.

On March 15, 2006, the Company amended its Certificate of Incorporation to increase its authorized capital stock from 30,000,000 to 60,000,000 shares and filed the Information Statement in accordance with Section 14 of the Exchange Act. On May 16, 2006, the Company issued to Heung Mei Tsui an additional

4,723,056 shares of common stock as provided in the Exchange Agreement. Upon the issuance of the Post Closing Shares, Ms. Tsui holds 25,278,385 shares or approximately 72.8% of the issued and outstanding common stock of the Company.

On July 24, 2006, Zhilin Li, Heung Mei Tsui and the Company entered into that certain Stock Transfer Agreement, as amended on November 24, 2006, pursuant to which Heung Mei Tsui transferred 10,000,000 shares of her personal holdings of the Company's common stock to Zhilin Li in exchange for a sublicense to a patent held by a third party, which is licensed to Ms. Li. After the aforementioned stock transfer, Ms. Tsui holds 15,278,385 shares or 44.0% of the total outstanding shares of our common stock. Ms. Li holds 10,000,000 shares or 28.8% of the total outstanding shares of our common stock.

On February 1, 2007, we completed an offering pursuant to a Subscription and Registration Rights Agreement ("Agreement") with 17 accredited investors in connection with a private placement of 2,505,882 shares of the Company's common stock at $1.70 per share (the "2007 Private Placement"). Pursuant to the Agreement, the investors also received three-year warrants to purchase an aggregate of 1,252,941 shares of Company's common stock at $2.38 per share. Pursuant to the transaction on February 1, 2007, we received the subscription proceeds in the aggregate amount of $4,259,900. The net proceeds, after deduction of related offering expenses of $ 462,717, amounted to $3,797,183. In December 2007, the Company received proceeds of $119,000 upon the exercise of warrants to purchase 50,000 shares of common stock. The remaining warrants issued in conjunction with the offering to buy 1,202,941 shares of common stock have not been exercised at December 31, 2007.

On September 27, 2007, Heung Mei Tsui and the Company entered into four Stock Transfer Agreements with Chipiu Wong, Ruofeng Xu, Yao Huang and Jian Yang respectively, pursuant to which, Heung Mei Tsui transferred in aggregate 4,465,734 shares of the Company's common stock at the price of $1.52 per share to the four individuals. After the aforementioned stock transfer, Ms. Tsui holds 10,812,651 shares or 29.0% of the total outstanding shares of our common stock.

In May 2008, the Company completed an offering of units priced at $2.00 per unit consisting of one share of the Company's common stock and a warrant to purchase one-quarter of a share of the Company's common stock with an exercise price of $2.80 per share ("2008 Private Placement"). The Company issued an aggregate of 5,000,000 shares of common stock and issued three-year warrants to purchase an aggregate of 1,250,000 shares of Company's common stock to 17 accredited investors. We received the subscription proceeds in the aggregate amount of $10,000,000. The net proceeds, after deduction of related offering expenses of 731,061.70, amounted to $ 9,268,938.30.

On June 24, 2008, the Company issued to FirsTrust Group, Inc. three-year warrants to purchase 75,000 shares of the Company's common stock at $2.80 per share and three-year warrants to purchase 75,000 shares of the Company's common stock at $3.60 per share. The Company issued the above warrants as equity compensation under the Consulting Agreement and the Supplementary Agreement entered into between the Company and FirsTrust China Ltd. (the wholly-owned subsidiary of FirsTrust Group, Inc.).

On the same date, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 25,000 shares of the Company's common stock at $3.00 per share and three-year warrants to purchase 25,000 shares of the Company's common stock at $3.50 per share. The Company issued the above warrants as equity compensation under the Investor Relations Consulting Agreement entered into between the Company and Hayden Communications International, Inc.

Onny
----

Onny Investment Limited ("Onny") was incorporated on January 12, 2005 under the laws of the British Virgin Islands. At the time of its incorporation, Onny's authorized capital was $50,000 and there were 50,000 shares of one class and one series of capital stock, $1.00 par value, issued and outstanding. Heung Mei Tsui was, at the time of incorporation, the sole stockholder and director of Onny. On August 18, 2005, Onny increased its authorized capital to $5,000,000 divided into 40,000 ordinary shares of capital stock, $100.00 par value, and 10,000 preferred shares, $100.00 par value. As of the date of this Prospectus, there are 39,700 ordinary shares issued and outstanding, all of which are held by the Company. No preferred shares of Onny are currently issued and outstanding.

On May 25, 2005, Onny acquired all the equity interests in Hainan Helpson Medicine and Bio-Technology Co. Ltd. in exchange for the assumption of obligations to make cash payments to the Helpson shareholders in the form of common stock dividends from Helpson of $4,154,041, the assumption of $4,646,409 of other liabilities and the issuance of non-interest bearing promissory notes totaling $3,413,265 payable three months after Helpson obtains a business license in the PRC as a wholly foreign owned entity. Effective as of June 21, 2005, Onny became the sole stockholder of Helpson, and Helpson became a wholly foreign-owned enterprise as defined by PRC laws.

On October 19, 2005, Onny completed the Onny Offering. Under the terms of the Onny Offering, Heung Mei Tsui agreed to escrow 6,944,611 shares of the Company's common stock that she received as a result of the Exchange Transaction. These shares represent 20% of the Company's issued and outstanding common stock immediately following the closing of the Exchange Transaction (the "Make Good Shares"), so that in the event that actual net income set forth in the consolidated financial statements of the Company for the fiscal year ending December 31, 2006 ("NI") does not reflect $8 million of net income (the "Guaranteed NI"), the Make Good Shares can be distributed on a pro rata basis to the participants of the Onny Offering in accordance with the following formula:

Make Good Shares = ((Guaranteed NI - NI) / $8m) X Make Good Pool

If required, the Make Good Shares will be delivered to participants in the Onny Offering within ten (10) business days of the date the audit report for the period is filed with the SEC.

Additionally, in connection with the Onny Offering, Heung Mei Tsui escrowed 277,785 shares of the Company's common stock that she received as a result of the Exchange Transaction, which shares represent 0.8% of the Company's issued and outstanding common stock immediately following the closing of the Exchange

Transaction (the "HFG Make Good Pool"), so that in the event the Company does not achieve the Guaranteed NI, the HFG Make Good Shares will be distributed to HFG International, Limited, an affiliate of Halter Financial Group, Inc., in accordance with the following formula:

HFG Make Good Shares = ((Guaranteed NI - NI) / $8m) X HFG Make Good Pool

If required, the HFG Make Good Shares will be delivered within ten (10) business days of the date the audit report for the period is filed with the SEC.

According to the audited consolidated financial statement of Company for the fiscal year ending December 31, 2006, the net income was $8,587,086 which is more than the Guaranteed NI. Therefore, 7,222,396 shares of Company's common stock which was escrowed shall be reverted back to Heung Mei Tsui. As of the date of this Prospectus, Heung Mei Tsui holds 10,812,651 shares or 29.00% of the total outstanding shares of our common stock.

Helpson
-------

Hainan Helpson Medicine and Bio-Technology Co. Ltd. ("Helpson") is a foreign-invested enterprise established in Haikou, Hainan Province, PRC on February 25, 1993. Initially, its name was Hainan Fulin Biomedical Co., Ltd., which was changed to "Helpson" in 1999. The company was originally an "equity joint venture" as defined by PRC laws on foreign invested enterprises. The two joint venturers were Haikou Biomedical Engineering Co., Ltd. ("Haikou
Biomedical"), a PRC company, and Hong Kong Fudao Development Co., Ltd. ("Fudao"), a Hong Kong company. Haikou Biomedical invested RMB 2,100,000 for a 70% share of Helpson, and Fudao invested $150,000 for a 30% share of Helpson.

On June 16, 2001, Fudao entered into an Equity Interest Transfer Agreement with Hainan Kaidi Science and Technology Co., Ltd., a PRC company ("Kaidi"). In accordance with the Equity Interest Transfer Agreement, Fudao transferred all of its 30% capital contribution in Helpson to Kaidi in consideration of RMB 2,780,000. As a result of the transfer, Haikou Biomedical continued to hold a 70% equity interest in Helpson, while Kaidi had a 30% equity interest in Helpson. Therefore, Helpson became a PRC domestic company, rather than a foreign-invested company.

Effective on December 26, 2003, Helpson issued new capital stock to Chengdu Huineng Biomedical Co., Ltd. ("Chengdu Bio") and Chongqing Chemical Medicine Holding Group ("Chongqing Chemical"). Chengdu Bio contributed RMB 3,000,000 for a 10.71% equity interest in Helpson and an additional RMB 3,000,000 for Helpson's capital common reserve fund, and Chongqing Chemical contributed RMB
5,000,000  for a  17.86%  equity  interest  in  Helpson  and an  additional  RMB
5,000,000 for Helpson's capital common reserve fund. After the issuance of shares, Helpson had four equity holders: Haikou Biomedical, holding 50% equity interest; Kaidi, holding 21.43% equity interest; Chengdu Bio, holding 10.71% equity interest; and Chongqing Chemical, holding 17.86% equity interest.

On March 8, 2005, Chongqing Chemical entered into an equity interest transfer agreement with Haikou Biomedical to transfer all of its equity interest in Helpson to Haikou Biomedical. Upon completion of the transfer, there remained only three equity holders of Helpson: Haikou Biomedical, holding 67.86% equity interest; Kaidi, holding 21.43% equity interest, and Chengdu Bio, holding 10.71% equity interest.

As set forth above, on May 25, 2005, Haikou Biomedical, Kaidi and Chengdu Bio entered into an equity interest transfer agreement with Onny to transfer all their equity interests in Helpson to Onny. Effective as of June 21, 2005, Onny became the sole stockholder of Helpson, and Helpson became a wholly foreign-owned enterprise as defined by PRC laws.

Upon the closing of the Exchange Transaction on October 19, 2005, we acquired all of the issued and outstanding shares of Onny in exchange for 27,499,940 shares of our common stock and became Onny's sole stockholder. As a result, as of October 19, 2005, Helpson became our wholly owned subsidiary.

As of July 4, 2006, Helpson increased its registered capital from RMB 28,000,000 to RMB 60,000,000 and changed its registered address from Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China to C09-2, Haikou Bonded Zone, Haikou, Hainan Province, PRC.

Since its establishment, Helpson has positioned itself in the research, development, manufacturing, and sales of a series of bio-pharmaceutical products. Helpson now has eight different production lines, developing, manufacturing and marketing Western and Chinese medicines. It has a portfolio of therapeutics that primarily targets CNS, cardiovascular, wound recovery, and infectious diseases. It has a robust portfolio, a segmented market, a promising pipeline with high margin which addresses large patient populations, and a highly professional and experienced management team.


                                  THE OFFERING

Common stock outstanding before the          42,278,938 shares
offering

Common stock offered by the selling          6,450,000  shares,  which  includes
stockholders                                 1,450,000   shares   issuable  upon
                                             exercise of outstanding warrants.

Use of Proceeds                              We will not  receive  any  proceeds
                                             from the sale of the  common  stock
                                             hereunder.   To  the   extent   the
                                             warrants  are  exercised  on a cash
                                             basis, we will receive the exercise
                                             price of those warrants.  We intend
                                             to use such  proceeds,  if any, for
                                             working    capital    and   general
                                             corporate purposes.

OTCBB Trading Symbol                         CPHI.OB


AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS BEGINNING ON PAGE 7.


                                  RISK FACTORS

The securities being offered hereby are highly speculative, and prospective investors should carefully consider, among others, the following factors related to our business, operations and financial position, in addition to the other information in this Prospectus:


                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY
                   ------------------------------------------

WE RELY ON A FEW SUPPLIERS AND ANY DISRUPTION WITH OUR SUPPLIERS COULD DELAY PRODUCT SHIPMENTS AND MATERIALLY ADVERSELY AFFECT OUR BUSINESS OPERATIONS AND PROFITABILITY

We have developed relationships with a single or limited number of suppliers for materials that are otherwise generally available. Purchases from our three largest suppliers, Hainan Xinxin Bio-Technology Company, Sichuan Chengxin Pharmaceutical Company and Anhui Fuyang Xinte Pharmaceutical Company as of May 31, 2008, accounted for approximately 15.36%, 14.29% and 14.09% respectively of the total purchases of Helpson. Although we believe that alternative suppliers are available to supply materials, should either of these suppliers terminate their business arrangements with us or increase their prices of materials supplied, it could delay product shipments and materially adversely affect our business operations and profitability.

IF ALL OR A SIGNIFICANT PORTION OF OUR TRADE RECIEVABLES ARE NOT COLLECTED OR COLLECTION IS DELAYED, OUR NET INCOME WILL DECREASE AND OUR PROFITABILITY WILL BE MATERIALLY ADVERSELY AFFECTED

We had trade receivables, net of allowance for doubtful accounts, of approximately $12,101,979 ($1,562,494 for doubtful accounts) and $18,572,976 ($2,440,852 for doubtful accounts) as of December 31, 2006 and 2007, respectively.

It is usual commercial practice that certain customers may repay their debts beyond credit periods granted or may repay slowly when transaction volume increases. There is no assurance that our trade receivables will be fully repaid on a timely basis. The percentage of a trade receivable that is deemed doubtful is as follows: 100% after 720 days; 50% after 360 days; and 7.5% up to 360 days.

If all or a significant portion of our customers with trade receivables fail to pay all or part of the trade receivables or delay the payment due to us for whatever reason, our net profit will decrease and our profitability will be materially adversely affected.

THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OUR OPERATIONS

The rapid market growth of our pharmaceutical products may require our Company to expand our employee base for managerial, operational, financial, and other purposes. As of May 31, 2008, we had 310 employees in total. The continued future growth will impose significant responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we need increased liquidity to finance the purchases of raw materials and supplies, research and development of new products, acquisition of new businesses and technologies, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on the Company's profitability.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FIANANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Company's success is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel. Zhilin Li, Heqi Cai, and Yao Huang perform key functions in the operation of our Company. Ms. Li entered into an Employment Agreement with Helpson, which provides that she shall act as its CEO. The term of her Employment Agreement is from July 1, 2005, to June 30, 2010. Mr. Cai entered into an Employment Agreement with Helpson to act as its Director of Development Department for a term from July 1, 2005, to June 30, 2010. Ms. Huang entered into an Employment Agreement with Helpson to act as its Head of Pharmaceutical Plant for a term from July 1, 2005, to June 30, 2010. There can be no assurance that we will be able to retain these officers after the term of their employment or after their contracts expire. The loss of officers could have a material adverse effect upon our business, financial condition, and results of operations. We must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled, experienced management and other key personnel. We cannot assure that we will be able to hire or retain such employees.

IF WE FAIL TO DEVELOP NEW PRODUCTS WITH HIGH PROFIT MARGINS AND OUR HIGH PROFIT MARGIN PRODUCTS ARE REPLACED BY COMPETITOR'S PRODUCTS, THEN OUR GROSS AND NET PROFIT MARGINS WILL BE ADVERSELY AFFECTED

In the years ended December 31, 2006 and 2007, the gross profit margin for our Company was 46.2% and 46.91% respectively. However, there is no assurance that we will be able to sustain such profit margins in the future. The pharmaceutical market in the PRC is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. To the extent that we fail to develop new products with high profit margins and our high profit margin products are substituted by competitors' products, gross profit margins will be adversely affected.

WE FACE COMPETITION IN THE PHARMACEUTICAL MARKET IN THE PRC AND SUCH COMPETITION COULD CAUSE OUR SALES REVENUE AND PROFITS TO DECLINE

According to the State Food and Drug Administration of China (the "SFDA"), there were approximately 5,071 pharmaceutical manufacturing companies in the PRC as of the end of June 2004, of which approximately 3,237 manufacturers obtained certificates of Good Manufacturing Practices Certification ("GMP certification"). After GMP certification became a mandatory requirement on July 1, 2004, approximately 1,834 pharmaceutical manufacturers were forced to cease production. Only the 3,237 pharmaceutical manufacturers with GMP certifications may continue their manufacturing operations. As of the end of 2006, there are 4682 enterprises manufacturing medicines and formulation in China. The certificates, permits, and licenses required for pharmaceutical operation in the PRC create a potentially significant barrier for new competitors seeking entrance into the market. Despite these obstacles, we face competitors that will attempt to create, or are already marketing, products in the PRC that are similar to ours. There can be no assurance that our products will be either more effective in their therapeutic abilities and/or be able to compete in price with that of our competitors. Failure to do either of these may result in decreased profits for our Company.

OUR SUCCESS IS HIGHLY DEPENDENT ON CONTINUALLY DEVELOPING NEW AND ADVANCED PRODUCTS, TECHNOLOGIES, AND PROCESSES AND FAILURE TO DO SO MAY CAUSE US TO LOSE OUR COMPETITIVENESS IN THE PHARMACEUTICAL INDUSTRY AND MAY CAUSE OUR PROFITS TO DECLINE

To remain competitive in the pharmaceutical industry, it is important to continually develop new and advanced products, technologies and processes. There is no assurance that our competitors' new products, technologies and processes will not render our Company's existing products obsolete or non-competitive. Our Company's competitiveness in the pharmaceutical market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. Our Company's failure to technologically evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the pharmaceutical industry and may cause our profits to decline.

THE COMMERCIAL SUCCESS OF OUR PRODUCTS DEPENDS UPON THE DEGREE OF MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNITY AND FAILURE TO ATTAIN MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNICTY MAY HAVE AN ADVERSE IMPACT ON OUR OPERATIONS AND PROFITABILITY

The commercial success of our products depends upon the degree of market acceptance among the medical community. Even if our products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend our products to patients. Furthermore, a product's prevalence and use at hospitals may be contingent upon our relationship with the medical community. The acceptance of our products among the medical community may depend upon several factors including, but not limited to, the product's acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on our operations and profitability.

THE DISCONTINUATION OF ANY PREFERENTIAL TAX TREATMENTS OR OTHER INCENTIVES CURRENTLY AVAILABLE TO US IN THE PRC COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Pursuant to the original Income Tax Law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises and its implementation rules, a foreign invested enterprise as defined under PRC laws shall pay 30% corporate income tax and 3% local income tax; an enterprise with foreign investment of a production nature scheduled to operate for a period of not less than ten years shall, from the year of making profits, be exempt from enterprise income tax in the first and second years and allowed a fifty percent reduction in the third to fifth years. Pursuant to the State Council's Regulations on Encouraging Investment in and Development of Hainan Island promulgated in May, 1988, the corporate income tax for all companies incorporated in Hainan Province is reduced to 15%. Pursuant to the Regulations on Foreign Investment in Hainan Special Economic Zone promulgated by Hainan Province in March, 1991 (the "Regulation on Foreign Investment"), all foreign invested enterprises incorporated in Hainan Province are exempt from the local income tax.

Helpson has obtained the approval for preferential enterprise income tax treatment from Hainan State Administration of Taxation at the end of 2006 and has begun to enjoy the preferential tax treatment. Therefore, Helpson shall be exempt from enterprise income tax in the first and second years after it begins to make profit, and shall pay enterprise income tax at the rate of 7.5% from the third to the fifth year after it begins to make profit.

However, on March 16, 2007, China's national congress approved the Enterprise Income Tax Law of the PRC ("New Income Tax Law"), which takes effect from January 1, 2008. The New Income Tax Law unifies the enterprise income tax rate, cost deduction and tax incentive policies for both domestic and foreign invested enterprises. Under the New Income Tax Law, enterprises that were established and already enjoyed preferential tax rates or tax holidays before March 16, 2007 will (i) in case of preferential tax rates, gradually increase to the rate of 25% for a period of 5 years, (ii) in case of tax holidays, continue to enjoy them until the expiration of such term.

Therefore, Helpson will continue to enjoy preferential tax treatment until the expiration of the preferential term. There can be no assurance that Helpson will continue to be entitled to any preferential tax treatment or tax holidays after the transitional period expires. The discontinuation of any such special or preferential tax treatment or other incentives could have an adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO THE PRC'S PRICE CONTROL OF DRUGS WHICH MAY LIMIT OUR PROFITABILITY AND EVEN CAUSE US TO STOP MANUFACTURING CERTAIN PRODUCTS

The State Development and Reform Commission ("SDRC") of the PRC and the price administration bureaus of the relevant provinces of the PRC in which the pharmaceutical products are manufactured are responsible for the retail price control over our pharmaceutical products. The SDRC sets the price ceilings for certain pharmaceutical products in the PRC. Although our products have not been subject to such price controls as of the date of this Prospectus, there is no assurance that our products will remain unaffected by it. Where our products are subject to a price ceiling, we will need to adjust the product price to meet the requirement and to accommodate for the pricing of competitors in the competition for market shares. The price ceilings set by the SDRC may limit our profitability, and in some instances, such as where the price ceiling is below production costs, may cause us to stop manufacturing certain products which may adversely affect our results of operations.

OUR CERTIFICATES, PERMITS, AND LICENSES ARE SUBJECT TO GOVERNMENTAL CONTROL AND RENEWAL, AND THE FAILURE TO OBTAIN RENEWAL WOULD CAUSE ALL OR PART OF OUR OPERATIONS TO BE SUSPENDED AND HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION

Our Company is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. Our Company has attained certain certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We obtained the Medicine Production Permit in December 2005, which is valid through December 31, 2010. We also obtained five GMP certificates which are effective through July 17, 2008, December 2, 2009, February 2, 2010, May 19, 2010 and April 17, 2011,
respectively. The pharmaceutical production permits and GMP certificates are each valid for a term of five years and must be renewed before their expiration. During the renewal process, we will be re-evaluated by the appropriate governmental authorities and must comply with the prevailing standards and regulations, which may change from time to time. In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be suspended by the government, which would have a material adverse effect on our financial condition. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our results of operations and profitability.

IF OUR PRODUCTS FAIL TO RECEIVE REGULATORY APPROVAL OR ARE SEVERELY LIMITED IN THE PRODUCTS SCOPE OF USE, THEN WE MAY BE UNABLE TO RECOUP CONSIDERABLE RESEARCH AND DEVELOPMENT EXPENDITURES ALREADY INCURRED

Our products that are approved to be manufactured as of May 31, 2008 include 17 medicines. There are 9 products in the stage of research and development as of

May 31, 2008. The production of our pharmaceutical products is subject to the regulatory approval of the SFDA. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of currently unavailable resources; in such an event, it may be necessary for us to abandon our application.  Even where  approval  of the  product is  granted,  it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of our product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures already incurred.

OUR RESEARCH AND DEVELOPMENT MAY BE COSTLY AND/OR UNTIMELY, AND THERE ARE NO ASSURANCES THAT OUR RESEARCH AND DEVELOPMENT WILL EITHER BE SUCCESSFUL OR COMPLETED WITHIN THE ANTICIPATED TIMEFRAME, IF EVER AT ALL

The research and development of our new and existing products and their subsequent commercialization plays an important role in our success. As of May 31, 2008, there are 9 products under research and development, including Hugan Granule, Tiopronin, Omeprazole for Injection, Ceftriaxone Sodium and Tazobactam Sodium, Donepezil dispersible tablets, Mycophenolate Mofetil Granules, rhaFGF, rhCNTF and Compound Diclofenac Sodium Injection. The research and development of new products is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipated time frame, if ever at all. There are also no assurances that if the product is developed, that it will lead to successful commercialization.

WE CANNOT GUARANTEE THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS, AND IF INFRINGEMENT OR COUNTERFEITING OF OUR INTELLECTUAL PROPERTY RIGHTS OCCURS, THEN OUR REPUTATION AND BUSINESS MAY BE ADVERSELY AFFECTED

To protect the brand names of our products, we have registered and applied for registration of our trademarks in the PRC, where we have a major business presence.

All of our products are sold under these trademarks. As of the date of this Prospectus, we have not experienced any infringements of such trademarks for sales of pharmaceutical products, and as of the date of this Prospectus, we were not aware of any infringement of our intellectual property rights. However, there is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future. Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to protect our intellectual property rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

OUR REPUTATION AND BUSINESS MAY BE ADVERSELY AFFECTED AS A RESULT OF PRODUCT LIABILITY OR DEFECTIVE PRODUCTS

We may produce products which inadvertently have an adverse pharmaceutical effect on the health of individuals despite proper testing. Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products. We are currently not aware of any existing or anticipated product liability claims with respect to our products.

WE RELY ON THE COOPERATION WITH CERTAIN RESEARCH LABORATORIES, PHARMACEUTICAL INSITITUIONS, AND UNIVERSITIES, AND IF THESE INSTITUTIONS CEASE TO COOPERATE WITH US AND WE CANNOT FIND OTHER SUITABLE SUBSTITUTE RESEARCH AND DEVELOPMENT PARTNERS, THEN OUR ABILITY TO DEVELOP NEW PRODUCTS MAY BE HINDERED AND OUR BUSINESS MAY BE ADVERSELY AFFECTED

Helpson cooperates with several research institutions including the Chinese Academy of Medical Sciences, China Pharmaceutical University, Academy of Military Medical Science, Chongqing Medical University and Sichuan University. Helpson relies to a certain extent on these institutions for its development of new products. There is no assurance that these institutions will continue cooperating with Helpson to develop new products. In the event that these institutions cease to cooperate with Helpson and Helpson cannot find other suitable substitute research and development partners, our ability to develop new products may be hindered and our business may be adversely affected.


                    RISKS RELATED TO DOING BUSINESS IN CHINA
                    ----------------------------------------

Helpson operates from facilities that are located in China. Accordingly, its operations must conform to governmental regulations and rules of the PRC.

OUR OPERATIONS AND ASSETS IN CHINA ARE SUBJECT TO SIGNIFICANT POLITICAL AND ECONOMIC UNCERTAINTIES

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under our current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

A SLOWDOWN IN THE CHINESE ECONOMY OR AN INCREASE IN ITS INFLATION RATE MAY ADVERSELY IMPACT OUR REVENUES.

The Chinese economy has grown at an approximately 9% rate for more than 25 years, making it the fastest growing major economy in recorded history. In 2007, China's economy grew by 11.4%, the fastest pace in 11 years. While China's economy has grown, inflation has also recently become a major issue of concern. China's consumer price index growth rate reached 8.7% year over year in 2008.

We cannot assure you that growth of the Chinese economy will be steady, that inflation will be controllable or that any slowdown in the economy or uncontrolled inflation will not have a negative effect on our business. More recently, the Chinese government announced its intention to continuously use macroeconomic tools and regulations to slow the rate of growth of the Chinese economy, the results of which are difficult to predict. Adverse changes in the Chinese economy will likely impact our financial performance.


YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN THE PRC BASED ON U.S. OR OTHER FOREIGN LAWS AGAINST THE COMPANY OR OUR MANAGEMENT

Helpson, our operating company, is incorporated under the laws of the PRC, and substantially all of our assets are located in the PRC. In addition, many of our directors, managers, and executive officers reside within the PRC, and substantially all of the assets of these persons are located within the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside the PRC upon certain of our directors, supervisors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan or many other countries. As a result, recognition and enforcement in the PRC of judgments of a court in the United States and any of the other jurisdictions mentioned above in relation to any matter may be difficult or impossible. Furthermore, an original action may be brought in the PRC against us, our directors, managers, or executive officers only if the actions are not required to be arbitrated by PRC law and Helpson's articles of association, and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with any such original action, a PRC court may impose civil liability, including monetary damages.

BECAUSE WE RECEIVE SUBSTANTIALLY ALL OF OUR REVENUE IN RENMINBI, WHICH CURRENTLY IS NOT A FREELY CONVERTIBLE CURRENCY, AND THE PRC GOVERNMENT CONTROLS THE
CURRENCY CONVERSION AND THE FLUCTUATION OF THE RENMINBI, WE ARE SUBJECT TO CHANGES IN THE PRCS' POLITICAL AND ECONOMIC DECISIONS

We receive substantially all of our revenues in Renminbi, which currently is not a freely convertible currency. The PRC government may, at its discretion, restrict access in the future to foreign currencies for current account transactions. Any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.

Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE FOREIGN EXCHANGE RATE BETWEEN U.S. DOLLARS AND RMB

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiary in China would be reduced.

THE GROWTH OF THE CHINESE ECONOMY HAS BEEN UNEVEN ACROSS GEOGRAPHIC REGIONS AND ECONOMIC SECTORS, AND A DOWNTURN IN CERTAIN REGIONS IN WHICH WE DO BUSINESS OR IN OUR ECONOMIC SECTOR WOULD SLOW DOWN OUR GROWTH AND PROFITABILITY

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability may decrease due to a downturn in the Chinese economy. More specifically, the expansion of our sales area in the less economically developed central and western provinces of China will depend on those provinces achieving certain income levels.

ANY OCCURRENCE OF SERIOUS INFECTIOUS DISEASES, SUCH AS RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) CAUSING WIDESPREAD PUBLIC HEALTH PROBLEMS, COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS

A renewed outbreak of SARS or other widespread public health problems in China, where all of our revenue is derived, and in Hainan, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of public health-related factors, including the following:

o quarantines or closures of our factories or subsidiaries which would severely disrupt its operations;

o    the sickness or death of key officers and employees; and
o    general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

WE ARE SUBJECT TO THE ENVIRONMENTAL PROTECTION LAWS OF THE PRC

Our manufacturing process may produce by-products such as effluent, gases and noise, which are harmful to the environment. We are subject to multiple laws governing environmental protection, such as "The Law on Environmental Protection in the PRC" and "The Law on Prevention of Effluent Pollution in the PRC," as well as standards set by the relevant governmental authorities determining the classification of different wastes and proper disposal. We have properly attained a waste disposal permit for our manufacturing facility, which details the types and concentration of effluents and gases allowed for disposal. The temporary waste disposal permit will expire on September 28, 2009. We are responsible for the renewal of the waste disposal permit. There is no assurance that we will obtain the renewal of the waste disposal permit when the current permit expires.

China is experiencing substantial problems with environmental pollution. Accordingly, it is likely that the national, provincial and local governmental agencies will adopt stricter pollution controls. There can be no assurance that future changes in environmental laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Our business's profitability may be adversely affected if additional or modified environmental control regulations are imposed upon us.

RECENT PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES AND ADVERSELY AFFECT THE IMPLEMENTATION OF OUR STRATEGY AS WELL AS OUR BUSINESS AND PROSPECTS

The PRC State Administration of Foreign Exchange or SAFE issued a pubic notice in October 2005 ("Decree No. 75"), requiring PRC residents and PRC corporate entities to register with and obtain approvals from competent local SAFE branch in connection with their direct or indirect offshore investment activities.

Decree No. 75 requires registration by March 31, 2006 of direct or indirect investments previously made by PRC residents in offshore companies prior to the implementation of Decree No. 75 on November 1, 2005. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for foreign exchange evasion.

In addition, SAFE issued updated internal implementing rules ("Implementing Rules") in relation to Decree No. 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. For an offshore special purpose company which was established and owned the onshore assets or equity interests before the implementation date of the Decree No. 75, a retroactive SAFE registration requirement is repeated.

Due to the lack of official interpretation, some of the terms and provisions of the Decree No. 75 and the Implementing Rules remain unclear, and the implementation of the Decree No. 75 by central SAFE and local SAFE branches has been inconsistent since its adoption. Therefore, we cannot predict how Decree No. 75 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the Decree No. 75 by our PRC resident shareholders. In addition, such PRC residents may not always be able to complete registration procedures required by the Decree No.
75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident shareholders or future PRC resident shareholders to comply with the Decree No. 75, if SAFE requires it, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary's ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, promulgated a regulation (the "M&A Regulation") which became effective on September 8, 2006. This regulation, among other things, has some provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV's securities on an overseas stock exchange.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule. Accordingly, the Company cannot assure you that PRC government authorities will not ultimately take a view contrary to the Company's understanding that it does not need the CSRC approval, and PRC government authorities may impose some additional approvals and requirements. Therefore, we cannot predict how the M&A Regulation will affect our business operations or future strategy. If the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stocks.

                        RISKS RELATED TO OUR COMMON STOCK
                        ---------------------------------

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE WHICH COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

     o    actual or anticipated fluctuations in our quarterly operating results,
     o    announcements of new products by us or our competitors,
     o    changes in financial estimates by securities analysts,
     o    conditions in the pharmaceutical market,
     o changes in the economic performance or market valuations of other companies involved in pharmaceutical production,
     o    announcements   by  our   competitors  of  significant   acquisitions,
          strategic partnerships, joint ventures or capital commitments,
     o    additions or departures of key personnel, or
     o    potential litigation.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

THE OUTSTANDING WARRANTS MAY ADVERSELY AFFECT US IN THE FUTURE AND CAUSE DILUTION TO EXISTING SHAREHOLDERS

We currently have warrants outstanding to purchase up to 2,952,941 shares of our common stock. Exercise of the warrants may cause dilution in the interests of other shareholders as a result of the additional common stock that would be issued upon exercise. In addition, sales of the shares of our common stock issuable upon exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock. Further, the terms on which we may obtain additional financing during the period any of the warrants remain outstanding may be adversely affected by the existence of these warrants as well.

WE MAY ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK TO RAISE ADDITIONAL CASH FOR WORKING CAPITAL; IF WE ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK, OUR STOCKHOLDERS WILL EXPERIENCE DILUTION IN THEIR RESPECTIVE PERCENTAGE OWNERSHIP IN THE COMPANY

We may issue additional shares of our capital stock to raise additional cash for working capital. There is no anti-dilution protection or preemptive rights in connection with our common stock. Thus, the percentage ownership of existing holders of common stock may be diluted in their respective percentage ownership in us if we issue additional shares of our capital stock.

A LARGE PORTION OF OUR COMMON STOCK IS CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS AND AS A RESULT, THESE STOCKHOLDERS ARE ABLE TO INFLUENCE AND ULTIMATELY CONTROL THE OUTCOME OF STOCKHOLDER VOTES ON VARIOUS MATTERS

A large portion of our common stock is held by a small number of stockholders. For instance, Heung Mei Tsui holds 25.57% and Zhilin Li holds 23.65% of the Company's common stock, respectively, as of the date of this Prospectus. As a result, these two stockholders are able to influence and ultimately control the outcome of stockholder votes on various matters, including the election of directors and other corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK

Our common stock is currently traded in the over-the-counter market through the Over-the-Counter Bulletin Board ("OTC Bulletin Board"). The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for our existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. While there is an active trading market for our common stock, it is small. Further, there can be no assurance that an active trading market will be maintained. We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

WE ARE LIKELY TO REMAIN SUBJECT TO "PENNY STOCK" REGULATIONS AND AS A CONSEQUENCE THERE ARE ADDITIONAL SALES PRACTICE REQUIREMENTS AND ADDITIONAL WARNINGS ISSUED BY THE SEC

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules of the SEC. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

There can be no assurance that our common stock will qualify for exemption from the "penny stock" rules. In any event, even if our common stock is exempt from such rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of a "penny stock" if the SEC finds that such a restriction would be in the public interest.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS UNDER CERTAIN CIRCUMSTANCES WHICH COULD RESULT IN SUBSTANTIAL EXPENDITURES, WHICH WE MAY BE UNABLE TO RECOUP

Our Restated and Amended Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

COMPLIANCE WITH THE SARBANES-OXLEY ACT COULD COST HUNDREDS OF THOUSANDS OF DOLLARS, REQUIRE ADDITIONAL PERSONNEL AND REQUIRE HUNDREDS OF MAN HOURS OF EFFORT, AND THERE CAN BE NO ASSURANCE THAT WE WILL HAVE THE PERSONNEL, FINANCIAL RESOURCES OR EXPERTISE TO COMPLY WITH THESE REGULATIONS

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the Company's internal controls over financial reporting in their annual reports. Our management has identified significant deficiencies in our internal control over financial reporting as of December 31, 2007. Our management concluded that those internal control deficiencies result in a material weakness. The identified weakness did not result in material adjustments to our 2007 financial statements. However, an uncured weakness could negatively impact our financial statements for subsequent years. We cannot be certain that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act, or that our auditors will not have to report a material weakness in conjuction with the presentation of our financial statements. If we fail to comply with the requirements of Section 404 or if our auditors report such material weakness, the accuracy and timeliness of our annual report may be materially adversely affected and could cause investors to lose confidence in our reported financial information.

OUR HOLDING COMPANY STRUCTURE MAY LIMIT THE PAYMENT OF DIVIDENDS

We have no direct business operations, other than the ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. PRC regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Our subsidiary in China is also required to set aside a portion of its after tax profits according to PRC accounting standards and regulations to fund certain reserve funds. Currently, our subsidiary in China is the only source of revenues or investment holdings for the payment of dividends. If it does not accumulate sufficient profits under PRC accounting standards and regulations to first fund certain reserve funds as required by PRC accounting standards, we will be unable to pay any dividends.


                                 USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of those warrants. We intend to use such proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTCBB under the symbol "CPHI.OB". The following table sets forth the price representing the range of high and low sales prices for our common stock as reported on the OTCBB for the periods indicated below. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

          Quarter Ended                    High                Low
       ---------------------          ---------------      -------------

              2008
       ---------------------          ---------------      -------------
           1st Quarter                    $3.09               $2.07
       ---------------------          ---------------      -------------

              2007
       ---------------------          ---------------      -------------
           4th Quarter                    $4.17               $1.95
       ---------------------          ---------------      -------------
           3rd Quarter                    $1.80               $1.35
       ---------------------          ---------------      -------------
           2nd Quarter                    $2.17               $1.64
       ---------------------          ---------------      -------------
           1st Quarter                    $2.28               $1.60
       ---------------------          ---------------      -------------

              2006
       ---------------------          ---------------      -------------
           4th Quarter                    $2.35               $1.30
       ---------------------          ---------------      -------------
           3rd Quarter                    $1.60               $1.07
       ---------------------          ---------------      -------------
           2nd Quarter                    $1.70               $1.15
       ---------------------          ---------------      -------------
           1st Quarter                    $2.05               $1.05
       ---------------------          ---------------      -------------

As of June 27, 2008, the closing price of our common stock on the OTCBB was $2.02. As of June 23, 2008, the stockholders' list for our common stock showed 171 registered shareholders of record, which figure does not take into account those stockholders whose certificates are held in the name of broker-dealers or other nominees.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION


FORWARD-LOOKING STATEMENTS

The following discussion of China Pharma Holdings, Inc.'s ("China Pharma") financial condition and results of operations should be read in conjunction with its financial statements and the related notes, and the other financial information included elsewhere in this Current Report.
This filing contains forward-looking statements. The words "anticipated," "believe," "expect", "plan," "intend," "seek," "estimate," "project," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect China Pharma management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond China Pharma's control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

China Pharma Holdings, Inc. is a specialty bio-pharmaceutical company with Scalable Good Manufacturing Practice ("GMP") certified manufacturing facilities. We currently have eight different production lines which develop, manufacture, and market Western and Chinese medicines. Over the years we have developed a wide distribution network, a professional marketing team, and strong research and development ("R&D") capabilities. We have a portfolio of therapeutics that target: central nervous system ("CNS"), cardiovascular, wound recovery, and infectious diseases. Our therapeutics has a targeted market segment, both current and future, which covers a large patient population. We also have a highly professional and experienced management team.

Strong Revenue Growth and High Margins -We have experienced a compound annual growth rate of over 80% in sales of our therapeutics since 2003. In the three months ended March 31, 2008, we generated $11.72 million revenue, an increase of 61.98%, or $4.48 million, from sales of $7.23 million in the three months ended March 31, 2007. We achieved a gross margin of49.56% in the first quarter of 2008, while in the first quarter of 2007, the gross margin was 45.60%, which is above the industry average gross margin of 34.2%. We are able to compete in the highly fragmented pharmaceutical industry through our diversified therapeutics line, cost control and strong sales network. Our experienced management team, market insights and strong R&D capabilities enable us to develop and launch new and improved generic products based on market demand.

Proven Record of Success - We have a proven track record of success. We have a porfolio of over 30 specifications of drugs that focus on the treatment of: CNS, cardiovascular, cerebrovascular, and infectious diseases. Among these specifications two are market leaders: FGF and Buflomedil hydrochloride. We were awarded the "National Key New Product" by the Ministry of Science and Technology of the PRC with the State Administration of Taxation, Ministry of Commerce of the PRC, General Administration of Quality Supervision, Inspection and Quarantine of the PRC, and State Environmental Protection Administration of China. We are a profitable company with a low cost, high margin business model. We are seeing a quick growth in sales with a constant growth in income, due to our focus on the largest segment of China's pharmaceutical market. We have eight different types of modern production lines with capacity to meet future demands.

Clear Strategy for Growth - We are part of a rapidly growing industry, in which we are the leader in generic drugs. We have created a competitive advantage through a segmented therapeutics line designed to target specific patient groups. Our R&D is guided by the market and we target name brand drugs and new generic drugs in China. The R&D covers a variety of diseases, but focuses on high incidence and high mortality diseases in China, which need more effective treatment. In an attempt to remain a leading player in the market, we target off-patent drugs or drugs about to be off-patent with cumulative global sales of over $1 billion. Through September 2007, we have 10 drugs on track to launch, including a new anti-drug-resistance antibiotic which has already entered the SFDA technical evaluation. We also have three drugs which are waiting for the SFDA's production approval. Bumetanide received SFDA production approval in January 2008. It is estimated that all therapeutic products currently pending approval will contribute to the revenue.

I. Summary

During the three months ended March 31, 2008, we maintained steady and speedy growth and excellent financial performance. Revenue has increased 61.98%, gross profit 76.04%, net income 76.52% and EPS 72.06%, compared to the three months ended March 31, 2007. For the three months ended March 31, 2008, our total revenue reached $11.72 million, an increase of 61.98% from $7.23 million in the three months ended March 31, 2007. This growth is attributable to the development of existing products and strengthening our marketing with new products which were launched after late 2006. This is in line with our strategy of launching new products while expanding into the several competitive pharmaceutical markets domestically.

Our financial performance for the first quarter of 2008 has an obvious growth compared to the first quarter of 2007. We have seen an increase in gross profit of 76.04% to $5.81 million. Net income, without consideration of foreign currency translation adjustment, has increased by 76.52% to $ 4.19 million in the first quarter of 2008. This is the result of the development of the new products and additional marketing activities.

For the three months ended March 31, 2008, EPS increased by 72.06%, reaching $0.11 compared to $0.07 for the three months ended March 31, 2007. We are working closely with various pharmaceutical research institutions to develop more functional products to meet the customers' needs. Our focus is to create a steady increase in revenue. We have seen in the past that the key to our success is to maximize the possibilities of health care industry.

We also have adopted a modern enterprise system to enhance internal control over accounting and reporting. In the near future, we will build up more systematic and continuous internal control procedures for the long-term development and the benefit of our shareholders and prospective investors.

II. Business Overview

We are primarily engaged in the research, development, manufacturing, and marketing of pharmaceutical and nutritional supplements. During 2007, we launched two new products, Alginic Sodium Diester and Granisetron hydrochloride. And we are planning to launch a new product, Bumetanide in 2008.

We plan to expand our biotechnology product series. Based on the foundation established by some of our widely recognized medicine labels such as Neurotrophicpeptide, we have launched and will continue to launch a variety of biological medicines, including the injected hepatocyte growth-promoting factors, which are expected to fuel additional growth beyond that of Neurotrophicpeptide.

One of our products, Buflomedil Hydrochloride (which includes the raw material, injectable product and tablet form) has received the following recognitions, awards and designations:

o The key technology project in Hainan in 2003 by Haikou Municipality.

o The "National Key New Products" certificate in 2003 by the State Science and Technology Department, State Taxation Bureau, Ministry of Commerce, State Bureau of Quality Supervision, Inspection and Quarantine, and State Environmental Protection Bureau.

o The "Best Commercialized Technology" award in Hainan in 2004 by Hainan Scientific and Technological Result Examination Committee.

In 2003, we attained GMP authentication and the award of "Best Enterprise for Supporting SARS Medicine" awarded by Hainan Food and Drug Administration. Our products have been distributed and sold to more than 29 provinces, sovereignties, and autonomous regions around China. We have 16 sales offices and approximately 680 proxy agents throughout the PRC. The main channels we use to deliver our products are as follows: (1) Distribution system (Proxy Agents); (2) Direct sale system to hospitals; (3) Distribution of products to end-market through local medical companies.

Onny Investment Limited was incorporated in the British Virgin Islands on January 12, 2005 and was a development stage enterprise through June 15, 2005. On June 16, 2005, Onny acquired all of the outstanding shares of Hainan Helpson Medical & Biotechnology Co., Ltd, a privately held Chinese joint venture (Helpson) and emerged from the development stage. On October 19, 2005, Onny was reorganized as a wholly owned subsidiary of China Pharma Holdings, Inc. formerly TS Electronics, Inc. (the Company).

Additionally, on February 1, 2007, we fulfilled a fund raising equity offering of units priced at $1.70 each consisting of one share of common stock and a warrant to purchase one-half of a share of common stock at an exercise price of $2.38 per share. We received gross proceeds in the aggregate amount of $4,259,900. The net proceeds, after deducting the related offering expenses of $462,717 amounted to $3,797,183. In total, we issued 2,505,882 shares of common stock and issued three-year warrants to purchase an aggregate of 1,252,941 shares of common stock to 17 accredited investors. In December 2007, we received proceeds of $119,000 upon the exercise of warrants to purchase 50,000 shares of common stock. The remaining warrants issued in conjunction with the offering to buy 1,202,941 shares of common stock have not been exercised at December 31, 2007.

III. Trend in the Market.

Studies show that due to the expansion and aging of the world's population, an increasing number of people have age-related diseases, such as cancer, Alzheimer's disease, diabetes, and rheumatoid arthritis. These diseases have already become prevalent, particularly in developed areas. In a growing and aging population, people need to find more effective methods of treatment.

Patient empowerment has been a factor in high-quality healthcare. Many are better informed about the importance of health issues and medical advancement. Naturally, people today are demanding greater care and access to the latest medical procedures and medicines.

We view this market trend as an opportunity. However, the best way to take advantage of this opportunity is to identify our business risks beforehand. Generally speaking, there are three aspects of risks:

o External Risk
In recent years, the Chinese medical system has been reformed, resulting in the State Department's establishment of a basic medical insurance system for employees. Considering the social environment and the governmental policy in the pharmaceutical industry in PRC, a large increase in sales can be expected due to local government involvement in the industry. Competition will also be strong across the industry overall. Currently, our existing products are competitive in the market and possess growth potential. However, from a long-term perspective, some major western medicine producers are also seeking Chinese market share. This will present us with strong competition in the natural medicine market sector.

o Operation Risk
One of the major uncertainties in our industry is the purchase of raw materials. Raw materials are primarily affected by the geographical, island environment of Hainan Province. Because of high transportation costs and the need to guarantee production supply requirements, we have to store large amounts of inventory to maintain consistent production levels. In addition, partial raw materials need to be specially ordered which further increases the need to store inventory. Finally, due to the increasing sales, we must store a large volume of finished product and packaging material.

o Foreign Currency Risk
Substantially all of our operations are conducted in the PRC. Our sales and purchases are conducted within the PRC in Chinese Renminbi. As a result, the effect of the exchange rate fluctuation would inevitably be considered to be material to our business operations.

All of our revenues and expenses are accounted for in Renminbi. But we use the United States dollar ("USD") for financial reporting purposes. Conversion of Renminbi into foreign currencies is regulated by the People's Bank of China through a unified floating exchange rate system. Although the PRC government has stated its intention to support the value of the Renminbi ("RMB"), there could be no assurance that such exchange rate will not become volatile again or that the USD will not devalue significantly against the Renminbi. Exchange rate fluctuations may adversely affect the value, in USD terms, of our net assets and income derived from its operations in the PRC.

IV. Analysis of financial performance for the three months ended March 31, 2008



                           CHINA PHARMA HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME
                                   (unaudited)
                      For the three months ended March 31,


                                                        Percentage                            Percentage        Growth
                                           2008         of Revenue             2007           of Revenue         Rate
                                   ----------------    -------------    -----------------    -------------    ------------


Revenue                               $ 11,717,045          100.00%          $ 7,233,768          100.00%          61.98%
Cost of revenue                          5,909,768           50.44%            3,934,849           54.40%          50.19%
                                   ----------------                     -----------------


Gross profit                             5,807,277           49.56%            3,298,919           45.60%          76.04%
                                   ----------------                     -----------------


Operating expenses:
   Selling expenses                        337,792            2.88%              147,883            2.04%         128.42%
   General and administrative              815,793            6.96%            1,306,086           18.06%         -37.54%
                                   ----------------                     -----------------
Total operating expenses                 1,153,585            9.85%            1,453,969           20.10%         -20.66%
                                   ----------------                     -----------------


Income from operations                   4,653,692           39.72%            1,844,950           25.50%         152.24%
                                   ----------------                     -----------------


Non-operating income (expenses):
   Interest income                               -                                13,775            0.19%        -100.00%
   Interest expense                        (45,273)          -0.39%              (56,899)          -0.79%         -20.43%
   Other income                                  -                               572,213            7.91%        -100.00%
                                   ----------------                     -----------------
Total non-operating income                 (45,273)          -0.39%              529,089            7.31%        -108.56%
(expense)                          ----------------                     -----------------


Income before taxes                      4,608,419           39.33%            2,374,039           32.82%          94.12%
Income tax expense                         417,878            3.57%                    -
                                   ----------------                     -----------------
Net income                             $ 4,190,541           35.76%          $ 2,374,039           32.82%          76.52%
                                   ----------------                     -----------------
Comprehensive income - foreign
currency translation adjustments         1,745,242           14.89%              216,416            2.99%         706.43%
                                   ----------------                     -----------------
Comprehensive income                  $  5,935,783           50.66%          $ 2,590,455           35.81%         129.14%
                                   ----------------                     -----------------

Basic and Diluted Earnings Per
Share                                   $    0.112                             $   0.065                           72.06%
                                   ----------------                     -----------------
Basic and Diluted Weighted
Average Shares Outstanding              37,278,938                            36,337,958
                                   ----------------                     -----------------


Revenues

Revenue for the three months ended March 31, 2008 is approximately $11.72 million or an increase of 61.98% compared to $7.23 million of the fist quarter of 2007. This dramatic improvement in revenue is due to the following elements: on the demand side, in addition to the strong Chinese economy, the demands for medicine are increasing; on the supply side, our output has been expanded to meet the increased market demands. We are increasing our marketing efforts for our products and have widened our distribution channels. Our older products have been well-accepted by customers. In the first quarter of 2008, Pusen OK contributed approximately $1.89 million of our revenue, which was 16.17% of the total net revenues, an increase of 99% or $941 thousand when compared to the same period of 2007. The growth is mainly due to a $5.6 million contract from a major distributor at the beginning of 2008. Also, we broadened our market channels and because of the severe snow storms that hit central and south China from middle January 2008, there was a dramatic increase of flu, cerebrovascular and cardiovascular diseases. Pusen Ok is used to temporarily relieve runny nose, watery eyes, fever, headache, soar throat, pain of arthritis, and muscular arches. In the first quarter of 2008, sales from one of our other older products, aFGF, reached $1.34 million, an increase of 35%, compared to $1 million of the first quarter of 2007.

Some of the other older products that have greatly increased in the three months ended March 31, 2008 are: Buflomedil Hydrochloride with an increase of 197.77%, Gastrodin with an increase of 69.97%, Cefaclor with an increase of 63.86%, Neurotrophicpetide with an increase of 53.95%, and Andrographolide with an increase of 23.09%. Products which had been introduced in 2006 are now in the mature stage. Revenues from these products launched in 2006 contributed approximately $2.12 million to the total increase of revenues for this period, among which, Ozagrel contributed approximately $865 thousand. Finally, the new products that have been introduced last year contributed approximately $1.25 million to the total increase in revenues this year, among which Granisetron hydrochloride contributed $759 thousand, and Alginic Sodium Diester contributed $500 thousand to the total increase.

Cost of Revenue

Cost of revenue for the three months ended March 31, 2008 was approximately $5.91 million, which was 50.44% of revenue for the same period. The cost for the three months ended March 31, 2007 was $3.93 million, which is an increase of $1.97 million or 50.19%, this was primarily due to the increase in sales volume this year.

Gross Profit

The gross margin for the first quarter of 2008 has reached 49.56%, gross profit for the three months ended March 31, 2008 has reached approximately $5.80 million, which has increased by about $2.51 million or 76.04%, when compared to the three months ended March 31, 2007 to $3.30 million, the gross margin is 45.60%. The improved profit was due to the substantial increase in revenues and reduce in product expenses in this period.

Selling Expenses

Selling expenses for the three months ended March 31, 2008 have increased to about $338 thousand or 2.88% of the total revenue, which is an increase of 128.42% from $147 thousand or 2.04% of the total revenue for the three months as of March 31, 2007. Due to our attempt to broaden our market share further, we have invested heavily in the marketing of our products, which has increased traveling expenses, office expenses and salaries.

General & Administrative Expenses

General and administrative expenses incurred in the three months ended March 31, 2008 are about $816 thousand which represents approximately 6.96% of the total revenue. G&A expense has decreased by $490,293, or 37.54% as compared to the three months ended March 31, 2007. This was mainly due to the improvement on accounts receivable collection, lower allowance for doubtful account compared to the same period in 2007, and the amount of salaries, legal services, accounting services, and investment consulting services. We have also seen an increase in intangible assets, which has increased amortization expense.

Income from Operations

Income from operations has increased by approximately $2.81 million to approximately $4.65 million, which is an increase of 152.24% from the three months ended March 31, 2007. This is a combined result of the increase in sales and reduction in general and administrative expenses.

Interest Expense

Interest expense has decreased by $11,626 or 20.43% to $45,273 ended March 31, 2008. This is due to the payment of the money borrowed from the former shareholders.

Income Tax Expense

We have accrued $ 417,878 income tax, or 3.57% of revenue in this quarter. We have been granted a "tax holiday" granting a favorable rate of 50% of the tax rates in effect during fiscal 2008 through 2010 as determined by the PRC government and the regional tax authorities. This year we accrue our tax at the rate of 9%.

Net Income

The net income as of March 31 2008 has increased by 1.82 million or 76.52% to $4.19 million, compared to $2.37million for the corresponding period of 2007. There are two reasons that contributed to the growth. One is the increase of revenue and gross profit, the other is the decrease of G&A expense.

V. Analysis of financial performance for the three months ended March 31, 2008

                           CHINA PHARMA HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)


                                                         For the three months
                                                           ended March 31,
                                                     --------------------------
                                                         2008           2007
                                                     -----------    -----------
                                                                     (RESTATED)
Cash Flows from Operating Activities:
   Net income                                        $ 4,190,541    $ 2,374,039
   Depreciation and amortization                         162,779        100,063
   Gain on sale of intangibles                              --         (569,398)
   Changes in assets and liabilities:
     Trade accounts receivable                        (5,343,190)    (1,728,236)
     Other receivables                                   (44,977)      (739,783)
     Advances to suppliers                             1,275,939     (1,095,219)
     Inventory                                           234,072     (1,092,813)
     Deferred offering costs                                --           59,743
     Trade accounts payable                              275,053        247,713
     Accrued expenses                                     (7,001)        27,960
     Accrued taxes payable                               738,767         78,756
     Other payables                                      (46,030)        88,814
     Advances from customers                              85,325          6,571
                                                     -----------    -----------
Net Cash from Operating Activities                     1,521,278     (2,241,790)
                                                     -----------    -----------

Cash Flows from Investing Activities:
   Purchase of property and equipment                     (6,994)        (2,360)
   Proceeds from the sale of intangibles                    --           38,453
   Purchase of intangible assets                        (418,079)          --
   Advances for purchase of intangible assets         (1,918,791)       836,404
                                                     -----------    -----------
Net Cash from Investing Activities                    (2,343,864)       872,497
                                                     -----------    -----------

Cash Flows from Financing Activities:
   Proceeds from sale of common stock and warrants          --        3,797,183
   Payments of short term notes payable                 (376,271)          --
   Related party payables/receivables                       --         (138,860)
                                                     -----------    -----------
Net Cash from Financing Activities                      (376,271)     3,658,323
                                                     -----------    -----------

Effect of Exchange Rate Changes on Cash                   50,539          5,247
                                                     -----------    -----------
Net Change in Cash                                    (1,148,318)     2,294,277
                                                     -----------    -----------
Cash and Cash Equivalents at Beginning of Period       1,830,335        656,441
                                                     -----------    -----------
Cash and Cash Equivalents at End of Period           $   682,017    $ 2,950,718
                                                     -----------    -----------

As of March 31, 2008, the cash and cash equivalents balance reached $682,017, or 1.35% of total assets, while the amount was $2,950,719 or 8.36% of total assets for the three months ended March 31, 2007.

Net cash from operating activities has increased by $ 3,763,068 or 167.86% to $1,521,278 in the three months ended March 31, 2008, compared to negative $2,241,790 during the same time in the prior year. This improvement came from the increased net income, and an improvement on collection of trade accounts receivables.

Cash outflows from investing activities were $2,343,864 as of March 31 2008. This is due to the purchase of intangible assets and fixed assets which cost the company $418,079 and $6,994 respectively, as well as advances for purchase of intangibles in the amount of $1,918,791.

Cash used in financing activities were $376,271 for the first quarter ended March 31 2008. The main reason is that the note to former shareholders of $376, 271 was paid off. For the same time for 2007, the cash from financing activities was $3,658,323; this is due to the completion of an offering priced at $1.70 per unit consisting of one share of common stock and a warrant to purchase one-half of a share of common stock at an exercise price of $2.38 per share. We received gross proceeds in the aggregate amount of $4,259,900. The net proceeds, after deduction of related offering expenses of $462,717 amounted to $3,797,183. We issued an aggregate of 2,505,882 shares of common stock and issued three-year warrants to purchase an aggregate of 1,252,941 shares of common stock to 17 accredited investors. In December 2007, we received proceeds of $119,000 upon the exercise of warrants to purchase 50,000 shares of common stock. The remaining warrants issued in conjunction with the offering to buy 1,202,941 shares of common stock have not been exercised at December 31, 2007.


VII. Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements.

VIII. Recently Enacted Accounting Pronouncements

In September  2006,  the  Financial  Accounting  Standards  Board (FASB)  issued
Statement of Financial Accounting Standards ("SFAS") No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (FSP FIN) No. 157-2 which extended the effective date for certain nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. The Company does not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial statements.

In  February  2007,  the FASB issued  SFAS No.  159,  The Fair Value  Option for

Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material impact on our consolidated financial statements.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities", ("EITF 07-3") which is effective for fiscal years beginning after December 15, 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. EITF 07-3 is not expected to have a material impact on our results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statement. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income shall be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on our consolidated financial statements, if any, upon adoption of SFAS No. 141(R) or SFAS No. 160.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS No. 161 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities to require enhanced disclosures concerning the manner in which an entity uses derivatives (and the reasons it uses them), the manner in which derivatives and related hedged items are accounted for under SFAS No. 133 and interpretations thereof, and the effects that derivatives and related hedged items have on an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements of fiscal years and interim periods beginning after November 15, 2008. The Company has not yet determined the effects on its consolidated financial statements, if any, that may result upon the adoption of SFAS 161.

IX. Conclusion

The overall performance during the three months ended March 31, 2008 was outstanding. Revenue has increased by 61.98%, gross profit by 76.04%, net income by 76.52% and EPS by 72.06%, compared to the three months ended March 31, 2007.

In order to maintain our growth and profitability in the future, we must continue to focus our efforts on marketing and R&D. By distributing our product to a larger and more varied customer base, we will organically increase revenue and through massive R&D investment, we will increase our product line.

                                    BUSINESS

Principal Products and Services

Helpson's primary business is medical research and development, manufacturing and sales of medicines. Helpson manufactures and sells the following categories of products: western medicine, biomedicine, traditional Chinese medicine and nutritional supplements.

At present, Helpson is manufacturing 17 kinds of medicines in total. We received new medicine certifications for the following five kinds of medicines:

Naproxen Sodium and Pseudophedrine Hydrochloride Sustained Release Tablets: to temporarily relieve cold, sinus and flu symptoms, blocked nose caused by anaphylaxis rhinitis, runny nose, fever, sore throat, symptoms of myalgia in the limbs and pain around the joints.

Bumetanide for Injection: a diuretics drug used for the treatment of various edema diseases (including those associated with heart failure, hepatic cirrhosis, nephropathy, and pulmonary edema and etc.), hypertension, and for the treatment and prevention of acute renal failure, hyperkalemia, hypercalcemia and for the rescue of acute drug poisoning.

Buflomedil Hydrochloride: used for the treatment of peripheral blood vessel diseases, including intermission claudication, renaud syndrome and blood vessel convulsion.

Cefaclor Dispersible Tablets: a cephalosporin antibiotic drug used for the treatment of tympanitis, lower respiratory tract infection, urinary tract infections (UTI) and skin/skin tissue infection.

Roxithromycin Dispersible Tablet: a macrolide antibiotic used for the treatment of pharyngitis and tonsillitis caused by Streptococcus pyogenes; sinusitis, tympanitis, acute and chronic bronchitis caused by acute bacteria, Mycoplasma pneumonia and Chlamydia pneumoniae; urethritis and cervical infection caused by Chlamydia trachomatis (CT); skin soft tissue infection caused by sensitive bacteria.

Helpson is manufacturing the following medicines in addition to the medicines listed above:

Gastrodin Injection: used in case of the following symptoms: tiredness, loss of concentration, poor sleep, (the "declined spirit" syndrome), and for traumatic syndromes of the brain; vertigo; neuralgia; headaches etc.

Hepatocyte Growth-promoting Factor for Injection: used to treat serious viral hepatitis symptoms caused by various viral hepatitis types (acute, subnormal temperature, chronic serious disease early or middle period of hepatitis)

Propylgallate   for  Injection:   used  for  preventing  and  treating  cerebral
thrombosis, coronary heart disease, and complication after the surgery-thrombus deep phlebitis, etc.

Ozagrel Sodium for Injection: used to treat acute thrombus brain infarction and brain sport obstacle infarction.

Alginic   Sodium   Diester   Injection:   used  in   ischemic   heart   disease,
cerebrovascular diseases (cerebral thrombosis, cerebral embolism, coronary heart disease, etc.) and high lipoprotein blood disease.

Granisetron Hydrochloride Injection: indicated to reduce the symptom of nausea and vomiting caused by radiotherapy and chemotherapy during the treatment of malignant tumors.

Cerebroprotein  Hydroloysate  Injection:  indicated  for the treatment of memory
decline  and  attention   deficit  disorder  (ADD)  caused  by  the  sequela  of
craniocerebral trauma and cerebrovascular diseases.

Clarithromycin: a macrolide antibiotic drug for the treatment of nasopharynx infection, lower respiratory tract infection, skin tissue infection, acute tympanitis and mycoplasma pneumonia caused by clarithromycin susceptible organisms;  urethritis and cervical  infection  caused by chlamydia  trachomatis
(CT);  and the treatment of legionella  infection,  mycobacterium  avium complex
(MAC) infection and helicobacter pylori infection.

Anhydroandrographolide: used for clearing away heat and detoxify, as an antibacterial and to diminish inflammation; used in upper respiratory infection, bacillary diarrhea.

Vitamin B6 for Injection: vitamin supplement.

Thymopolypetides Injection: used for treating various primary or recurring T cell defective diseases, autoimmune diseases, to assist in the treatment of diseases and tumors of various cells with reduced immunological function.

Cefalexin Capsules: suitable for acute tonsillitis caused by sensitive fungi, airway infections, such as pharyngitis, otitis media, nasal sinusitis, bronchitis; pneumonia, respiratory tract infection, urinary tract infections and skin soft tissue infections etc.

In addition, Helpson's products include a Recombined Human Fibroblast Growth Factor (rhaFGF), which is used as a raw material for cosmetics and has the function of wound repairing, including skin injury caused by ultraviolet light, acne, desquamation and redness after skin replacement, skin injury caused by alpha hydroxyl acid, skin injury of the deep layer after grazing, and other skin injuries.

As of May 31, 2008, there are nine drugs in different stages of research and development. Among them, one innovative anti-resistant antibiotic is undergoing technical examination by the SFDA. In addition, we are waiting for the SFDA approval of the production of three other drugs.

Due to the nature of the biotechnology and pharmaceutical industries, Helpson continually strives to change its product portfolio to respond to changes in market demand. Helpson also plans to expand its biotechnology product series. Based on the foundation established by some of Helpson's widely recognized medicine labels such as Neurotrophicpeptide, Helpson has launched and will continue to launch a variety of biological medicine, including the injected hepatocyte growth-promoting factors, which are expected to fuel additional growth beyond that of Neurotrophicpeptide.

Helpson adjusts the delivery system and marketing for each of its products based on the product's target patient group. Maintaining a variety of delivery systems (e.g. tablet, injection, powder, etc.) targeted for different groups enhances Helpson's competitive position in the market. Helpson's present types of delivery include covered tablet, capsule, troche, oral fluid, injection, frozen powder, acicula, and germ-free powder acicula.

Positioned in a rapidly growing industry, Helpson has leading generic drugs and continuously improving sales results. It possesses new competitive advantages through segmented pipelines designed for the specific target patient groups. Its products are aimed at treating a variety of prevailing diseases in China, including neurology, cardiovascular and cerebrovascular diseases, diabetes and infectious diseases. We are market-oriented in the process of research and development of new medicines, focusing on innovative medicines with great market potential and brand generic drugs developed in China. To be a leading player in the market, we aim at international generic drugs whose patent expires or is to expire with a sales amount of over $1 billion. Our R&D is concentrated on high incidence and high mortality diseases which need more effective treatments.

We are able to compete in the highly fragmented pharmaceutical industry through its diversified pipeline, cost control and strong sales network. Our experienced management team, market insights and strong R&D capacity enable us to develop and launch new and improved generic products based on market demand. We are also able to provide its therapeutic in a variety of delivery mechanisms such as covered tablet, capsule, oral fluid, injections, frozen powder.

Principal Markets

The principal markets of Helpson lie within China. With approximately one-fifth of the world's population and a fast-growing gross domestic product, China presents significant potential for the pharmaceutical industry. According to the Freedonia Group, pharmaceutical demand in China reached RMB198.0 billion ($25.4 billion) in 2005, representing a growth of 12.1% annually since 2000. The Freedonia Group expects the total pharmaceutical expenditure in China to grow at 13.6% annually between 2005 and 2010. Such growth rate is significantly higher as compared to the rest of the world, where growth of the pharmaceutical industry is projected to be at a compound annual growth rate of 5.0% to 8.0% between 2004 and 2009 according to IMS Health. The overall production of Chinese pharmaceutical industry is expected to reach RMB 740 billion to RMB 760 billion in 2008, increasing by 20% compared to the previous year. (Source: http://www.chinapharm.com.cn)

PricewaterhouseCoopers ("PWC") predicted that China will become the world's fifth largest pharmaceutical market in 2010 and the largest pharmaceutical market by 2050. (http://www.jlccd.gov.cn/info/readinfo.cgi?1414092252754364) The growth is driven by increased income levels, overall improvement of life quality and the consumer's desire for improved healthcare. In addition, the broader coverage of healthcare and the increasing aging population contribute to the increased demand for pharmaceutical products. Patients' choices of drugs depends on the affordability of and access to medicines. The Chinese government's increased spending on the rural market is another driving force of our future development.

Distribution

As of May 31, 2008, Helpson's products were sold in more than 29 provinces, sovereignties and autonomous regions in China. Helpson has 16 sales offices and approximately 680 sales agents throughout China.

Helpson has widespread distribution networks and professional sales team. Helpson delivers its products to clinical hospitals and terminal markets through local pharmaceutical trading companies with Good Supply Practice Certifications.

Industry Background and Competition

The pharmaceutical industry's primary categories include chemical medicine, traditional Chinese medicinal material, traditional Chinese medicinal film, prepared Chinese herbal medicine, antibiotics, biological products, biological medicine, radioactive medicine, medical appliances, sanitation materials, pharmaceutical machinery, medical packaging and trading.

Competition in the pharmaceutical industry is reduced by barriers to entry. A company wishing to enter into the industry must comply with the standards and regulations set forth by the government. In the PRC, the State Food and Drug Administration of China (the "SFDA") is the authority that monitors and supervises the administration of the pharmaceutical industry including pharmaceutical products, medical appliances, and equipment. Pharmaceutical manufacturing enterprises must obtain a Pharmaceutical Manufacturing Enterprise Permit issued by the relevant pharmaceutical administrative authorities and relevant health departments at the provincial level where the enterprise is located. Furthermore, all pharmaceutical products produced in the PRC, with the exception of Chinese herbal medicines in soluble form, must bear a registered number approved by the appropriate governmental authorities in the PRC. Lastly, in accordance with the World Health Organization, the PRC now requires compliance with GMP standards in pharmaceutical production in order to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing final products. As the regulatory approval process becomes more stringent, it also increases the barriers to entering the market.

Due to the variety of consumer demands within the pharmaceutical market, pharmaceutical companies have relatively dispersed product lines. We have formulated the following development strategies: (1) to be market-oriented, to take advantage of our R&D capacities and to take technology and products as our strategic focus; (2) to launch seven to ten new medicines and one brand medicine in the next three years; (3) to provide more effective methods to treat patients by developing innovative medicines; (4) to enlarge market shares by establishing new sales channels and expanding current sales channels; (5) to launch leading generic drugs and innovative drugs with an aggregate sales of $ 1 billion in the world.

Description of Property

Helpson owns a factory with a floor area of 663.94 square meters located at the East Wing, 6/F, 5 Jianshe Road, Jinpan Industrial Development Zone, Haikou.

Helpson also owns the land use rights to another 31,050 square meters located at plot C09-2, Hainan Bonded Zone, Haikou. Helpson built a factory with a floor area of approximately 7,300 square meters on this parcel.

In addition, Helpson entered into a lease agreement with Hainan Zhongfu Going-abroad Personnel Service Center ("Zhongfu"), under which Helpson rented the offices located at 2/F, Jiahai Building owned by Zhongfu as its principal executive offices. The term of the lease is 10 years, from November 21, 2000 to November 20, 2010.

Intellectual Property

Helpson owns the following 17 registered trademarks: Funalin, Fukexing, Beisha, Shiduotai, Xinuo, Pusenlitai, Pusenouke, Shuchang, Shenkaineng, an AFGF logo, an HPS logo, two HELPSON logos, as well as four other logos. The registration numbers of the 17 registered trademarks are as follows: No.1280259, No.1500459, No.1511770, No.1535416, No.1537828, No.1535420, No.1272792, No.1272759,
No.1272760,  No.1330294,  No.1327731, No.1330295, No.1476339 and No.3993785, No.
4074317, No.4074321 and No. 4315247.

In addition, Helpson has applied for registration of five other trademarks used in connection with western medicine, raw material medicine, Chinese herbal medicine and medicine injections. Helpson has obtained five acceptance notices of trademark registration application, and the application numbers are as follows: No.4074320, No.4074314, No.4075447, No.4074322 and No.4074316.

Employees

As of May 31, 2008, Helpson had 310 employees in total.

Government Regulation

The following is a summary of the principal governmental laws and regulations that are or may be applicable to pharmaceutical manufacturing companies like Helpson in China. The scope and enforcement of many of the laws and regulations described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement of laws.

Drug Administration Law of the PRC was promulgated by the Standing Committee of National People's Congress on February 28, 2001 and effective as of December 1, 2001, and its implemental rules were promulgated by the State Council on August 4, 2004 and effective as of September 15, 2002. According to Drug Administration Law of the PRC and its implemental rules, a pharmaceutical manufacturer shall obtain Pharmaceutical Manufacturing Permit and the Drug Approval Number for each manufactured medicine from relevant SFDA's provincial branch, which are valid for five years and are renewable upon application before expiration.

Administration Regulations for Drug Registration was promulgated by the SFDA on July 10, 2007, and was effective as of October 1, 2007. Administration Regulations for Drug Registration specifies the requirements and procedures of obtaining a Drug Approval Number for new drug, including the requirements for clinical trial of new drugs, procedures of registering imported medicines and report and approval procedures of generic medicines.

Good Manufacturing Practices (GMP) for Pharmaceutical Products, as revised in 1998 was promulgated by the SFDA on June 18, 1999 and became effective as of August 1, 1999, and the Authentication Regulations for Drug GMP was promulgated by the SFDA on September 7, 2005 and became effective on October 1, 2005. A pharmaceutical manufacturer must meet the GMP standards and obtain the GMP Certificate with a five-year validity period from SFDA. Before the GMP Certification expires, the pharmaceutical manufacturer must apply again and complete the relevant procedures, which may take about 120 working days, to obtain a new GMP Certificate. On October 24, 2007, the SFDA issued the new guideline for authentication standards of GMP, effective as of January 1, 2008. The new guideline may result in a rise of cost for a pharmaceutical manufacturer to meet the new standards so as to maintain the GMP qualification. If a pharmaceutical manufacturer fails to obtain or maintain GMP Certification and still carries on its production, it will be fined and the Pharmaceutical Manufacturing Permit may be revoked under serious circumstances.

Supervision Administration Regulations for Drug Distribution was promulgated by the SFDA on January 31, 2007 and effective as of May 1, 2007. According to Supervision Administration Regulations for Drug Distribution, a pharmaceutical manufacturer can only sell drugs produced by itself, and it shall not sell drugs produced by other manufacturers or produced by itself but for commissioning manufacturing purpose.

Regulations for Drug Advertisement Censoring was promulgated by the SFDA and State Administration for Industry and Commerce (the "SAIC") on March 13, 2007 and effective as of May 1, 2007. Standards for Drug Advertisement Censoring and Publication promulgated by the SFDA and the SAIC on March 3, 2007 and effective as of May 1, 2007. According to Regulations for Drug Advertisement Censoring, a pharmaceutical manufacturer must obtain a Drug Advertisement Approval Number from the provincial branch of the SFDA which is valid for a period of one year if the drug advertisement describes the functions or benefits of a drug. However, if an over-the-counter drug advertisement in any media, or a prescription drug advertisement in professional medical magazine, only refers to the name of the drug, including the general name and commercial name, without any other addition promotional information, the advertisement does not need to be censored or approved.

Legal Proceedings

We have no pending legal proceedings. From time to time, we may be involved in various claims, lawsuits, disputes with third parties, and actions involving allegations of breach of contract or product liability actions incidental to the normal business operations.


                                   MANAGEMENT

The following table sets forth the names of all of our current directors and executive officers.

--------------------------------------------------------------------------------
Name                     Age                          Position
--------------------------------------------------------------------------------
Zhilin Li                55      Director, President and Chief Executive Officer
--------------------------------------------------------------------------------
Xinhua Wu                45      Director and Chief Financial Officer
--------------------------------------------------------------------------------
Gene Michael Bennett     60      Independent Director
--------------------------------------------------------------------------------
Yingwen Zhang            63      Independent Director
--------------------------------------------------------------------------------
Baowen Dong              67      Independent Director
--------------------------------------------------------------------------------
Jian Yang                53      Secretary
--------------------------------------------------------------------------------


Ms. Zhilin Li: Ms. Li is the director, President and Chief Executive Officer ("CEO") of the Company. She is a founder of Helpson, and has served as chairman and CEO of Helpson since 1993. Ms. Li was formerly the president of Haikou Bio-engineering Institute, and the vice president of the Sichuan Institute of Biology. She graduated from Sichuan University, where she majored in biology, and later became an instructor.

Mr. Xinhua Wu: Mr. Wu is the director and Chief Financial Officer ("CFO") of the Company. He has acted as CFO of Helpson since his employment in 1999. Mr. Wu served as CFO and assistant to the CEO at Hainan Guobang Enterprises Inc., where he was employed from 1992 to 1999. Mr. Wu graduated from the University of Wales with an MBA degree and Jiangxi Financial College with a Bachelor of Science degree in Finance.

Mr. Gene Michael Bennett: Mr. Bennett has served as a member of our board of directors as an independent director since February 1, 2008. Mr. Bennett is presently a partner of Beijing Nexis Investment Consulting Corporation which provides management consulting services to Chinese companies. From 2000 to 2004, he acted as partner of ProCFO Company. Prior to that, he served as CFO and a Board Member in Argonaut Computers. Mr. Bennett worked as professor of accounting, taxation and auditing at several universities including California State University, Chapman University, University of Hawaii and Chaminade University. Mr. Bennett is a graduate of Michigan State University and Michigan

University. He is also a Doctor of Business Administration (DBA) candidate in Corporate Governance at City University of Hong Kong.

Mr. Yingwen Zhang: Mr. Zhang has served as a member of our board of directors as an independent director since February 1, 2008. Mr. Zhang graduated from Department of Chemical Engineering, Tianjin University in 1967. He worked as the CEO of Sinopec Sichuan Vinylon Works from 1983 to 1988 and worked as the director of Sichuan Foreign Trade and Economic Cooperation Bureau (The Bureau of Commerce of Sichuan Province) from December 1988 to April 2000. Since then, he has acted as the Economic and Commercial Counselor's Office of the Embassy of the People's Republic of China in Malaysia. Mr. Zhang currently is the member of the 9th Chinese People's Political Consultative Conference (CPPCC).

Mr. Baowen Dong: Mr. Dong has served as a member of our board of directors as an independent director since February 1, 2008. Mr. Dong graduated from Xi'an University of Science and Technology in 1966. He is the professor, researcher, director of the staff room, and the department head in Sichuan University since 1974. He is also an expert member of the Sichuan University Teaching Evaluation Council since August 2001.

Ms. Jian Yang: Ms. Yang has been the Secretary of the Company since October 19, 2005. She is a founder and director of Helpson. Ms. Yang was a technician at the Sichuan Institute of Biology in 1990 and vice president of Haikou Biomedicine Engineering Co., Ltd. in 1991. Ms. Yang obtained her MBA degree at the University of Wales, England.

Board Composition and Committees

Since February 1, 2008, the board of directors has been composed of Zhilin Li, Xinhua Wu, Gene Michael Bennett, Yingwen Zhang and Baowen Dong. All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

Gene Michael Bennett, Yingwen Zhang and Baowen Dong have served on the Audit Committee since February 1, 2008. Mr. Bennett, the Chairman of the Audit Committee, is a financial expert serving on the Audit Committee. The board of directors has adopted an Audit Committee Charter specifying the authorities and responsibilities of the Audit Committee.

We currently have no Nomination Committee, Compensation Committee, or any other committees; therefore, the board will act in the capacity of the absent committees.

Disclosure  of  Commission   Position  of  Indemnification  for  Securities  and
Liabilities

Our Amended and Restated Certificate of Incorporation, with certain exceptions, eliminate any personal liability of directors or officers to us or our stockholders for monetary damages for the breach of such person's fiduciary duty to the extent permitted by law. We have also adopted Amended and Restated Bylaws which provide for indemnification to the full extent permitted under the law which includes all liability, damages, costs, or expenses arising from or in connection with service for, employment by, or other affiliation with us to the maximum extent and under all circumstances permitted by law.

There are presently no material pending legal proceeding to which any of our directors, officers, or employee is a party. There is no pending litigation or legal proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

To the extent provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for indemnification of directors for liabilities arising under the Securities Act or the Exchange Act, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment. Generally, our Code of Business Conduct and Ethics provides guidelines regarding:

o    compliance with laws, rules and regulations,
o    conflicts of interest,
o    insider trading,
o    corporate opportunities,
o    competition and fair dealing,
o    discrimination and harassment,
o    health and safety,
o    record keeping,
o    confidentiality,
o    protection and proper use of company assets,
o    payments to government personnel,
o    waivers of the Code of Business Conduct and Ethics,
o    reporting any illegal or unethical behavior, and
o    compliance procedures.

In addition, we have also adopted a Code of Ethics for our Chief Executive Officer and senior financial officers. In addition to our Code of Business Conduct and Ethics, our CEO and senior financial officers are also subject to specific policies regarding:

o    disclosures made in our filings with the SEC,
o    deficiencies in internal  controls or fraud  involving  management or other
     employees  who  have  a  significant  role  in  our  financial   reporting,
     disclosure or internal controls,


o    conflicts of interests, and
o knowledge of material violations of securities or other laws, rules or regulations to which we are subject. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

                       DIRECTOR AND EXECUTIVE COMPENSATION

No cash compensation was paid to our directors for services as a director during the  fiscal  year ended  December  31,  2007.  We have no  standard  arrangement pursuant to which our internal  directors are  compensated for their services in
their  capacity  as  directors.   The  board  of  directors  may  award  special
remuneration to any director  undertaking any special  services on behalf of our company other than services  ordinarily  required of a director.  All authorized out-of-pocket  expenses  incurred by a director on our behalf will be subject to reimbursement upon our receipt of required supporting document of such expenses.
No internal  director  received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

Our three independent directors are entitled to the following compensation:  Mr.
Bennett's compensation consists of $16,000 per year, payable quarterly within 5 days of the start of the quarter, and 5,000 warrants of common stock with an exercise price of $3.32 per share; Mr. Zhang and Mr. Dong are each entitled to RMB40,000 annually, payable quarterly within 5 days of the start of the quarter.

The following table provides compensation information for the period indicated with respect to the person who served as our president for the years ended
December 31, 2007 and 2006 (collectively, the "Named Executive Officers"). No other executive officers received compensation in excess of $100,000 during the fiscal years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE


-------------------------------------------------------- ------------------------------------------- ---------------
                                                                          Long Term Compensation
-------------------------------------------------------- ------------------------------------------- ---------------
                               Annual Compensation                      Awards             Payouts
------------------- ------ ----------------------------- ------------------------------ ------------ ---------------
        (a)           (b)    (c)     (d)       (e)               (f)            (g)          (h)          (i)
      Name and       Year   Salary  Bonus  Other Annual   Restricted Stock   Securities     LTIP        All Other
      Principal              ($)     ($)   Compensation      Awards ($)      Under-lying   Payouts   Compensation ($)
      Position                                                               Options/        ($)
                                                                             SARs (#)
------------------- ------ ------- ------ -------------- ----------------- ------------ ------------ ---------------
(1) Zhilin Li        2007     0       0          0              0                0           0             0
Director, CEO and    2006     0       0          0              0                0           0             0
President
------------------- ------ ------- ------ -------------- ----------------- ------------ ------------ ---------------


(1) Zhilin Li has been our CEO and president since October 20, 2005. As of January 20, 2006, Zhilin Li was elected as the director of the Company. Her salary in the fiscal year ended December 31, 2007 has not been paid as of the date of this Prospectus.

Stock Option Grants and Exercises

We currently have no option, retirement, pension, or profit sharing programs for the benefit of the directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.

Employment, Severance and Change of Control Agreements

Ms. Zhilin Li entered into an Employment Agreement with Helpson, which provides that Ms. Li is employed by Helpson to perform executive management. The term of her employment is from July 1, 2005 to June 30, 2010. Her annual salary is RMB800,000 or approximately $100,000. Mr. Xinhua Wu was employed by Helpson to act as its CFO. The term of his employment is from July 1, 2005 to June 30, 2010. His annual salary is RMB500,000 or approximately $62,500. Ms. Jian Yang was employed by Helpson to act as its Deputy General Manager. The term of her employment is from July 1, 2005 to June 30, 2010. Her annual salary is RMB500,000 or approximately $62,500.

Ms. Zhilin Li was paid RMB 150,000 as the compensation for acting as the Company's director, CEO and president during the fiscal year ended June 30, 2005. Mr. Xinhua Wu and Ms. Jian Yang received no compensation for acting as officers during the fiscal year ended June 30, 2005. Ms. Zhilin Li, Mr. Xinhua Wu and Ms. Jian Yang have not received any compensation for acting as officers during the fiscal years ended December 31, 2006 and December 31, 2007 as of the date of this Prospectus.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of June 27, 2008 and (i) all persons who are known to us to be beneficial owners of five percent or more of the common stock, (ii) each of our Directors, and (iii) all current Directors and executive officers as a group.

                                        SHARES
        NAME AND ADDRESS OF           BENEFICIALLY        PERCENT OF
        BENEFICIAL OWNER (1)            OWNED             CLASS OWNED

       Named Executive Officers
          and Directors
            Zhilin Li                 10,000,000            23.65%

       Beneficial Owners of Five
         Percent or More
          Heung Mei Tsui              10,812,651             25.57%
           Jian Yang                   2,278,815              5.39%

       Total Shares Owned by          23,091,466             54.62%
        Persons Named Above

(1) The address of Ms. Li and Ms. Tsui is 2nd Floor, No.17, Jinpan Road, Haikou, Hainan Province, China. The address of Ms. Yang is 1 Haoyuan ST, RM 5B, Blog 7, Asia Luxury Garden, Haikou, Hainan Province, China.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the applicable community property laws. Percentage of beneficial ownership is based on 42,278,938 shares of our common stock outstanding as of June 27, 2008.


                            SELLING SECURITY HOLDERS

We have prepared this Prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell up to 6,450,000 shares of our common stock. All of the common stock offered by this Prospectus is being offered by the selling stockholders for their own accounts.

The following tables set forth:

o    the name of the selling stockholders,

o the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this Prospectus,

o the number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this prospectus, and


o the number and percentage of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the resale shares
     (assuming all of the offered resale shares are sold by the selling stockholders).

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus, from time to time, to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of this offering. We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the shares owned beneficially by them, which are covered by this prospectus, but will not sell any other shares of our common stock that they presently own.

--------------------------------------  -----------------------  --------------------  -------------------------
                                         Number of Shares of      Number of Shares      Shares of Common Stock
                Name                         Common Stock         Offered Pursuant        Beneficially Owned
                                          Beneficially Owned     to this Prospectus      After the Offering *
                                        Prior to the Offering
--------------------------------------  -----------------------  --------------------  -------------------------
                                                                                          Number      Percent
--------------------------------------  -----------------------  --------------------  ------------- -----------
--------------------------------------  -----------------------  --------------------  ------------- -----------
Pope Investments LLC (1)                      2,500,000               2,500,000             0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Guerrilla Partners, LP (2)                     609,375                 609,375              0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Hua-Mei 21st Century Partners, LP (3)          937,500                 937,500              0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Guerrilla IRA Partners, LP (4)                  15,625                 15,625               0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Lake Street Fund, L.P. (5)                     781,250                 781,250              0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Gregory Cook Wedbush  Morgan Sec Inc.           15,625                 15,625               0            0%
CTDN/ IRA Contributory 1/16/02 (6)
--------------------------------------  -----------------------  --------------------  ------------- -----------
Fred  L.  Astman  Wedbush  Securities
Inc  Cust/ IRA R/O  Holding  10/13/92          375,000                 375,000              0            0%
(7)
--------------------------------------  -----------------------  --------------------  ------------- -----------
Joseph  Anthony  Cardaropoli  Wedbush
Morgan  Securities CTDN/ IRA Rollover           15,625                 15,625               0            0%
1/12/06 (8)
--------------------------------------  -----------------------  --------------------  ------------- -----------
John  Peter  Selda   Wedbush   Morgan
Securities     Inc.     CTDN/     IRA           62,500                 62,500               0            0%
Contributory 08/27/96 (9)
--------------------------------------  -----------------------  --------------------  ------------- -----------
Heller Capital Investments, LLC (10)           250,000                 250,000              0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Chestnut Ridge Partners, LP (11)               187,500                 187,500              0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------



                                       45

Kensington Partners, L.P. (12)                 178,125                 178,125              0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Bald Eagle Fund, Ltd. (13)                      9,375                   9,375               0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Straus Partners, L.P. (14)                     112,500                 112,500              0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Straus-GEPT Partners, L.P. (15)                 75,000                 75,000               0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Sandor Capital Master Fund, L.P. (16)           62,500                 62,500               0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
MidSouth Investor Fund LP (17)                  62,500                 62,500               0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
FirsTrust Group, Inc. (18)                     150,000                 150,000              0            0%
--------------------------------------  -----------------------  --------------------  ------------- -----------
Hayden Communications  International,           50,000                 50,000               0            0%
Inc. (19)
--------------------------------------  -----------------------  --------------------  ------------- -----------
TOTAL SHARES OFFERED                          6,450,000               6,450,000
--------------------------------------  -----------------------  --------------------  ------------- -----------

* Assumes that all shares of common stock registered will be sold and that all shares of common stock underlying warrants will be issued and sold.

(1) Includes (a) 2,000,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 500,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. William P. Wells has the voting and investment powers over the shares held by Pope Investments LLC.
(2) Includes (a) 487,500 shares of our common stock purchased in the 2008 Private Placement; and (b) 121,875 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Peter Siris and Leigh S. Curry have the voting and investment powers over Guerrilla Partners, LP.
(3) Includes (a) 750,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 187,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Peter Siris and Leigh S. Curry have the voting and investment powers over Hua-Mei 21st Century Partners, LP.
(4) Includes (a) 12,500 shares of our common stock purchased in the 2008 Private Placement; and (b) 3,125 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Peter Siris and Leigh S. Curry have the voting and investment powers over Curry Guerrilla IRA Partners, LP.
(5) Includes (a) 625,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 156,250 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Scott W. Hood and Fred Astman have shared voting and investment powers over Lake Street Fund, L.P.
(6) Includes (a) 12,500 shares of our common stock purchased in the 2008 Private Placement; and (b) 3,125 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Gregory Cook has the voting and investment powers over shares held by Gregory Cook Wedbush Morgan Sec Inc. CTDN/ IRA Contributory 1/16/02.
(7) Includes (a) 300,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 75,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Fred L. Astman has the voting and investment powers over shares held by Fred L. Astman Wedbush Securities Inc Cust/ IRA R/O Holding 10/13/92.
(8) Includes (a) 12,500 shares of our common stock purchased in the 2008 Private Placement; and (b) 3,125 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Joseph Anthony Cardaropoli has the voting and investment powers over shares held by Joseph Anthony Cardaropoli Wedbush Morgan Securities CTDN/ IRA Rollover 1/12/06.
(9) Includes (a) 50,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 12,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. John Peter Selda has the voting and investment powers over shares held by John Peter Selda Wedbush Morgan Securities Inc. CTDN/ IRA Contributory 08/27/96.
(10) Includes (a) 200,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 50,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Ronald I. Heller has the voting and investment powers over shares held by Heller Capital Investments, LLC.

(11) Includes (a) 150,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 37,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Kenneth Pasternak has the voting and investment powers over shares held by Chestnut Ridge Partners, LP.
(12) Includes (a) 142,500 shares of our common stock purchased in the 2008 Private Placement; and (b) 35,625 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Richard Keim has the voting and investment powers over shares held by Kensington Partners, L.P.
(13) Includes (a) 7,500 shares of our common stock purchased in the 2008 Private Placement; and (b) 1,875 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Richard Keim has the voting and investment powers over shares held by Bald Eagle Fund, Ltd.
(14) Includes (a) 90,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 22,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Melville Straus has the voting and investment powers over shares held by Straus Partners, L.P.
(15) Includes (a) 60,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 15,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Melville Straus has the voting and investment powers over shares held by Straus-GEPT Partners, L.P.
(16) Includes (a) 50,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 12,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. John S. Lemak has the voting and investment powers over shares held by Sandor Capital Master Fund, L.P.
(17) Includes (a) 50,000 shares of our common stock purchased in the 2008 Private Placement; and (b) 12,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share purchased in our 2008 Private Placement. Lyman O. Heidtke has the voting and investment powers over shares held by MidSouth Investor Fund LP.
(18) Includes (a) 75,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share and (b) 75,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $3.60 per share. FirsTrust Group, Inc. received the warrants as part of the compensation for the management consulting and advisory services provided to us by its wholly owned subsidiary, FirsTrust China Ltd. Jian Ke has the voting and investment powers over shares held by FirsTrust Group, Inc.
(19) Includes (a) 25,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $3.00 per share and (b) 25,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $3.50 per share. Hayden Communications International, Inc. received the warrants as part of the compensation for its consulting services. Matthew Hayden has the voting and investment powers over shares held by Hayden Communications International, Inc.

None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We will not receive any proceeds from the resale of the common stock by the selling stockholders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of those warrants. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of shares being offered and sold by the selling stockholders, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.


                            DESCRIPTION OF SECURITIES

The descriptions in this section and in other sections of this Prospectus of our securities and various provisions of our Restated and Amended Certificate of Incorporation and our Restated and Amended Bylaws are limited solely to descriptions of the material terms of our securities, Articles of Incorporation and Bylaws. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws have been filed with the SEC as exhibits to our registration statement of which this Prospectus forms a part.

Common Stock

The authorized capital stock of the Company consists of 60,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"). As of the date of this Prospectus, approximately 42,278,938 shares of Common Stock were issued and outstanding. The holders of our Common stock are entitled to equal dividends and distributions per share with respect to the common stock when and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our Common stock has a preemptive right to subscribe for any of our securities. Upon liquidation, dissolution, or winding up of us, and after payment of creditors and preferred stockholders, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding are fully paid, validly issued, and non-assessable.

Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. Holders of the Common Stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors.

Warrants

In the 2007 Private Placement, we issued to 17 accredited investors three-year warrants to purchase an aggregate of 1,252,941 shares of our common stock with an exercise price of $2.38 per share. In December 2007, we received proceeds of $119,000 upon the exercise of warrants to purchase 50,000 shares of common stock. The remaining warrants issued in conjunction with the offering to buy 1,202,941 shares of common stock have not been exercised at December 31, 2007.

In the 2008 Private Placement, we issued to 17 accredited investors three-year warrants to purchase an aggregate of 1,250,000 shares of our common stock with an exercise price of $2.80 per share.

On June 24, 2008, the Company issued to FirsTrust Group, Inc. three-year warrants to purchase 75,000 shares of the Company's common stock at $2.80 per share and three-year warrants to purchase 75,000 shares of the Company's common stock at $3.60 per share. The Company issued these warrants as equity compensation under the Consulting Agreement and the Supplementary Agreement entered into between the Company and FirsTrust China Ltd. (the wholly-owned subsidiary of FirsTrust Group, Inc.).

On the same date, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 25,000 shares of the Company's common stock at $3.00 per share and three-year warrants to purchase 25,000 shares of the Company's common stock at $3.50 per share. The Company issued these warrants as equity compensation under the Investor Relations Consulting Agreement entered into between the Company and Hayden Communications International, Inc.

Shares Eligible for Future Sale

On June 27, 2008, 42,278,938 shares of our common stock were outstanding. Of the total outstanding shares, 10,384,351 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k), or 701 promulgated under the Securities Act or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at anytime during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of affecting a sale under Rule 144 commences on the date of transfer from the affiliate.

Future Sales of substantial amounts of our common stock under Rule 144, this Prospectus, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

Transfer Agent and Registrar

The Transfer  Agent and Registrar  for our common stock is  Securities  Transfer
Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75234 and its telephone number is 469.633.0100.


                              PLAN OF DISTRIBUTION

We are registering a total of 6,450,000 shares of our common stock, including 1,450,000 shares of common stock issuable upon exercise of outstanding warrants, that are being offered by the selling stockholders. As used in this Prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock. We will not receive the proceeds from the sale of the common stock by the selling stockholders. We will, however, receive proceeds from the exercise of warrants to purchase shares of common stock.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     - Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - An exchange distribution in accordance with the rules of the applicable exchange;
     - Privately negotiated transactions;
     - Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     - A combination of any such methods of sale; and
     - Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledges, or secured parties may offer and sell the shares of common stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this Prospectus.

                                  LEGAL MATTERS

The validity of the securities offered by this Prospectus will be passed upon for us by King & Wood LLP.

                                    EXPERTS

Our financial statements as of and for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Hansen, Barnett & Maxwell, P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act in connection with the offering of the common stock by the selling stockholders. This Prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's internet website at http://www.sec.gov.

                                      F-25
                           CHINA PHARMA HOLDINGS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

Consolidated Balance Sheets for March 31, 2008 (Unaudited)
and December 31, 2007 (Restated)                                             F-2

Consolidated Statements of Operations (Unaudited) for the Three Months
Ended March 31, 2008 and March 31, 2007                                      F-3


Consolidated  Statements of Cash Flows (Unaudited) for the Three Months
Ended March 31, 2008 and March 31, 2007                                      F-4

Notes to Unaudited Consolidated Financial Statements                         F-5


                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006


Report of Independent Registered Public Accounting Firm                     F-11

Consolidated Financial Statements:

Consolidated Balance Sheets                                                 F-12

Consolidated Statements of Operations                                       F-13

Consolidated Statement of Stockholders' Equity                              F-14

Consolidated Statements of Cash Flows                                       F-15

Notes to Consolidated Financial Statements                                  F-16


                             CHINA PHARMA HOLDINGS, INC.
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (unaudited)

                                                                    March 31,    December 31,
                                                                      2008          2007
                                                                   -----------   -----------
                                                                                 (Restated)
ASSETS
Current Assets:
       Cash and cash equivalents                                   $   682,017   $ 1,830,335
       Trade accounts receivable, less allowance for doubtful
             accounts of $3,019,930 and $2,440,852, respectively    24,804,992    18,572,976
       Other receivables, less allowance for doubtful
             accounts of $64,230 and $43,908, respectively             476,749       413,596
      Advances to suppliers                                          1,568,111     2,757,320
      Inventory                                                     14,810,192    14,448,771
                                                                   -----------   -----------
Total Current Assets                                                42,342,061    38,022,998
                                                                   -----------   -----------

Non-current Assets:
     Property and equipment, net of accumulated depreciation of
        $1,150,987 and $1,003,802, respectively                      2,636,030     2,625,216
    Intangible assets, net of accumulated amortization of
       $291,809 and $221,715, respectively                           2,515,356     2,063,252
   Advances for purchase of intangible assets                        2,801,633       807,345
   Deferred tax assets                                                 195,303       187,509
                                                                   -----------   -----------
Total Non-current Assets                                             8,148,322     5,683,322
                                                                   -----------   -----------
TOTAL ASSETS                                                       $50,490,383   $43,706,320
                                                                   -----------   -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Trade accounts payable                                         $   590,722   $   297,299
    Accrued expenses                                                   265,008       261,301
    Accrued taxes payable                                            1,078,850       311,009
   Other payables                                                       42,521        86,161
    Advances from customers                                            359,646       261,583
   Short-term notes payable                                          2,420,894     2,693,428
                                                                   -----------   -----------
Total Current Liabilities                                            4,757,641     3,910,781
                                                                   -----------   -----------
    Research and development commitments                                35,601        34,181
                                                                   -----------   -----------
Total Liabilities                                                    4,793,242     3,944,962
                                                                   -----------   -----------
Stockholders' Equity:
     Common stock, $0.001 par value, 60,000,000 shares
          authorized, 37,278,938 shares issued and outstanding          37,279        37,279
    Additional paid-in capital                                      11,678,606    11,678,606
    Foreign currency translation adjustment                          4,584,546     2,839,304
    Retained earnings                                               29,396,710    25,206,169
                                                                   -----------   -----------
Total Stockholders' Equity                                          45,697,141    39,761,358
                                                                   -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $50,490,383   $43,706,320
                                                                   -----------   -----------




              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.



                                      F-2


                              CHINA PHARMA HOLDINGS, INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               AND COMPREHENSIVE INCOME
                                      (unaudited)

                                                                      For the three months
                                                                        ended March 31,
                                                                      2008            2007
                                                                  ------------    ------------
Revenue                                                           $ 11,717,045    $  7,233,768
Cost of revenue                                                      5,909,768       3,934,849
                                                                  ------------    ------------

Gross profit                                                         5,807,277       3,298,919
                                                                  ------------    ------------

Operating expenses:
   Selling expenses                                                    337,792         147,883
   General and administrative                                          815,793       1,306,086
                                                                  ------------    ------------
Total operating expenses                                             1,153,585       1,453,969
                                                                  ------------    ------------

Income from operations                                               4,653,692       1,844,950
                                                                  ------------    ------------

Non-operating income (expenses):
   Interest income                                                        --            13,775
   Interest expense                                                    (45,273)        (56,899)
   Other income                                                           --           572,213
                                                                  ------------    ------------
Total non-operating income (expense)                                   (45,273)        529,089
                                                                  ------------    ------------

Income before taxes                                                  4,608,419       2,374,039
Income tax expense                                                     417,878            --
                                                                  ------------    ------------
Net income                                                        $  4,190,541    $  2,374,039
                                                                  ------------    ------------
Comprehensive income - foreign currency translation adjustments      1,745,242         216,416
                                                                  ------------    ------------
Comprehensive income                                              $  5,935,783    $  2,590,455
                                                                  ------------    ------------

Basic and Diluted Earnings Per Share                              $       0.11    $       0.07
                                                                  ------------    ------------
Basic and Diluted Weighted Average Shares Outstanding               37,278,938      36,337,958
                                                                  ------------    ------------



              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.


                                      F-3

                      CHINA PHARMA HOLDINGS, INC.
                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (unaudited)

                                                     For the three months ended March 31,
                                                            2008            2007
                                                         -----------    -----------
                                                                        (Restated)
Cash Flows from Operating Activities:
     Net income                                          $ 4,190,541    $ 2,374,039
     Depreciation and amortization                           162,779        100,063
     Gain on sale of intangibles                                --         (569,398)
     Changes in assets and liabilities:
        Trade accounts receivable                         (5,343,190)    (1,728,236)
        Other receivables                                    (44,977)      (739,783)
        Advances to suppliers                              1,275,939     (1,095,219)
        Inventory                                            234,072     (1,092,813)
        Deferred offering costs                                 --           59,743
        Trade accounts payable                               275,053        247,713
        Accrued expenses                                      (7,001)        27,960
        Accrued taxes payable                                738,767         78,756
        Other payables                                       (46,030)        88,814
        Advances from customers                               85,325          6,571
                                                         -----------    -----------
Net Cash from Operating Activities                         1,521,278     (2,241,790)
                                                         -----------    -----------

Cash Flows from Investing Activities:
        Purchase of property and equipment                    (6,994)        (2,360)
        Proceeds from the sale of intangibles                   --           38,453
        Purchase of intangible assets                       (418,079)          --
        Advances for purchase of intangible assets        (1,918,791)       836,404
                                                         -----------    -----------
Net Cash from Investing Activities                        (2,343,864)       872,497
                                                         -----------    -----------

Cash Flows from Financing Activities:
       Proceeds from sale of common stock and warrants          --        3,797,183
       Payments of short term notes payable                 (376,271)          --
       Related party payables/receivables                       --         (138,860)
                                                         -----------    -----------
Net Cash from Financing Activities                          (376,271)     3,658,323
                                                         -----------    -----------

Effect of Exchange Rate Changes on Cash                       50,539          5,247
                                                         -----------    -----------
Net Change in Cash                                        (1,148,318)     2,294,277
                                                         -----------    -----------
Cash and Cash Equivalents at Beginning of Period           1,830,335        656,441
                                                         -----------    -----------
Cash and Cash Equivalents at End of Period               $   682,017    $ 2,950,718
                                                         -----------    -----------


Supplemental Cash Flow Disclosure:
Cash paid for interest                                   $    83,515    $    56,899
Cash paid for income taxes                                      --             --




              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                           CHINA PHARMA HOLDINGS, INC.
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2008
                                   (unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of China Pharma Holdings, Inc. (the Company) and its subsidiaries were prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Management of the Company (Management) believes that the following disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company's Form 10-KSB report for the year ended December 31, 2007.

These unaudited condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of Management, are necessary to present fairly the consolidated financial position and results of operations of the Company for the periods presented. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.

Organization - Onny Investment Limited (Onny) was incorporated in the British Virgin Islands on January 12, 2005 and was a development stage enterprise through June 15, 2005. On June 16, 2005, Onny acquired all of the outstanding shares of Hainan Helpson Medical & Biotechnology Co., Ltd, a privately held Chinese joint venture (Helpson) and emerged from the development stage.

On October 19, 2005, Onny was reorganized as a wholly owned subsidiary of China Pharma Holdings, Inc., formerly TS Electronics, Inc. (the Company).

Nature of Operations - Helpson manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private retailers in the People's Republic of China (PRC), through its marketing department located in Hainan Province. There are also nine other offices, with sales representatives in other provinces and cities throughout the PRC. Helpson's other operating activities include biochemical products, health products, and cosmetics.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Basic and Diluted Earnings per Common Share - Basic and diluted earnings per common share are computed by dividing net income by the weighted-average number of common shares outstanding. As of March 31, 2008 and 2007 potentially dilutive securities includes warrants outstanding to purchase a total of 1,202,941 and 1,252,941 shares, respectively, of the Company's common stock at an exercise price of $2.38 per share. These have not been included in the computation of earnings per share as their effect is antidilutive.

Recently Enacted Accounting Standards - In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (FSP FIN) No. 157-2 which extended the effective date for certain nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. The adoption of the portions of SFAS No. 157 that were not postponed by (FSP FIN) No. 157-2 did not have a material impact on our consolidated financial statements. The Company does not expect the adoption of the postponed portions of SFAS No. 157 to have a material impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income shall be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. SFAS No. 141(R) and SFAS No. 160 are not expected to have a material impact on our results of operations or financial position.

Restatement of Financial Statements - Subsequent to March 2008, the Company realized that the December 31, 2007 consolidated financial statements needed to be revised to correct an overstatement of advances paid to suppliers in the amount of $724,628, an overstatement of other receivables in the amount of $82,717, and an understatement of advance for purchase of intangible assets in the amount of $807,345. The Company concluded that advances made for purchase of intangible assets should be treated as a long-term asset. This correction was not considered material in accordance with SAB 108 for the year ended December 31, 2007 but is considered significant. As a result, the Company corrected the financial statements for December 31, 2007. The corrected consolidated balance sheet is included in these financial statements. The correction of the December 31, 2007 financial statements had no effect on the previously reported net income. The effect of the restatement was as follows:


                                                          Reported      Restatement     As Restated
                                                        ------------    ------------    ------------
Consolidated Balance Sheet as of December 31, 2007
Other receivables                                       $    496,313    $    (82,717)   $    413,596
Advances to suppliers                                      3,481,948        (724,628)      2,757,320
Total Current Assets                                      38,830,343        (807,345)     38,022,998
Advances for purchase of intangible assets                      --           807,345         807,345
                                                        ------------    ------------    ------------
TOTAL ASSETS                                            $ 43,706,320    $       --      $ 43,706,320
                                                        ------------    ------------    ------------

Consolidated Statement of Cash Flows
For the year ended December 31, 2007
Other receivables                                       $   (111,660)   $     79,426    $    (32,234)
Advances to suppliers                                     (1,028,119)        853,332        (174,867)
Net Cash provided by Operating Activities                  2,801,898         932,758       3,734,656
Advance for purchase of intangible assets                       --          (932,758)       (932,758)
Net Cash used in Investing Activities                     (1,479,531)       (932,758)     (2,412,289)
                                                        ------------    ------------    ------------
Net Change in Cash                                      $  1,173,894    $       --      $  1,173,894
                                                        ------------    ------------    ------------



NOTE 2 - INVENTORY

Inventory consisted of the following:



                                March 31,           December 31,
                                  2008                  2007
                               -----------          -----------
Raw materials                  $11,770,466          $12,521,536
Work in progress                    62,915               60,404
Finished goods                   2,976,811            1,866,831
                               -----------          -----------
      Total Inventory          $14,810,192          $14,448,771
                               -----------          -----------




NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:



                                      March 31,       December 31,
                                        2008              2007
                                    -----------       -----------
Permit of land use                  $   401,110       $   385,102
Building                              1,826,439         1,753,547
Plant, machinery and equipment        1,397,780         1,341,996
Motor vehicle                            44,818            37,193
Office equipment                         92,945            88,210
Construction in progress                 23,925            22,970
                                    -----------       -----------
Total                                 3,787,017         3,629,018
Less: accumulated depreciation       (1,150,987)       (1,003,802)
                                    -----------       -----------
Property and Equipment, net         $ 2,636,030       $ 2,625,216
                                    -----------       -----------

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:


     Asset                                                Life - years
     -----                                                ------------
Permit of land use                                          40 - 70
Building                                                    20 - 35
Plant, machinery and equipment                                 10
Motor vehicle                                                5 - 10
Office equipment                                               5


For the three months ended March 31, 2008 and 2007, depreciation expense was $103,203 and $93,307, respectively.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets represent the costs on patents, trademarks, licenses, techniques and formulas. Intangible assets have a weighted-average remaining useful life of approximately 9.25 years. Amortization of intangible assets was $59,576 and $6,756 for the three months ended March 31, 2008 and 2007, respectively.

In January, 2007 the Company entered into an agreement to acquire a certain pharmaceutical formula from an unrelated party for cash for an aggregate purchase price of $427,217. This has been recorded under the caption Intangible assets in the accompanying balance sheet as of March 31, 2008.

NOTE 5 - DEBT

Short Term Notes Payable -On July 13, 2007, the Company entered into a new line of credit with the bank collateralized by certain land use rights, machinery and equipment. The outstanding advances made under the line of credit were $2,420,894 and $2,324,278 at March 31, 2008 and December 31, 2007, respectively.
The line of credit was renewed during the first quarter of 2008 with due dates of August and September of 2008 and bears interest payable monthly at the rate of 7.84%.

Short Term Notes Payable to Former Shareholders - In January 2006, the Company converted its dividend payable of $4,402,147 into short-term notes bearing interest at a rate of 2.25% per annum. The final principal balance of $369,150 was paid in January, 2008. The accrued interest of $215,933 is still outstanding and is included in accrued liabilities.

NOTE 6 - INCOME TAXES

The Company accounts for its income taxes in accordance with SFAS No. 109, which requires recognition of deferred tax assets and liabilities and their respective tax bases and any tax credit carry forwards available. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Undistributed earnings of the Company's foreign subsidiary since acquisition amounted to approximately $26 million at March 31, 2008. Those earnings, as well as the investment in the subsidiaries of approximately $17 million are considered to be indefinitely reinvested and, accordingly, no U.S. federal and state income taxes have been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the PRC. Determination of the amount of unrecognized deferred U.S. income tax liability is not practical because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credits may be available to reduce a portion of the U.S. tax liability.

On March 16, 2007, the National People's Congress of China passed the new Enterprise Income Tax Law, (EIT Law), and on December 6, 2007, the State Council of China issued the Implementation Regulations for the EIT Law which took effect on January 1, 2008. The EIT Law and Implementation Regulations Rules impose a unified EIT of 25% on all domestic-invested enterprises and Foreign Invested Entities, or FIEs, unless they qualify under certain limited exceptions.

The Company is located in a special region, which had a 15% corporate income tax rate before the new EIT Law. The new EIT Law abolished the preferential corporate income tax rate in the special region. However, because the Company was in existence prior to the March 16, 2007 China tax law change, it will gradually transit to the new 25% tax rate over the next five years starting on January 1, 2008. The phase-in income tax rate is 18% for 2008, 20% for 2009, 22% for 2010, 24% for 2011, and 25% for 2012 and after. Also, the Company is permitted to use their remaining tax holiday, so they will continue to have a favorable income tax rate of 50% in effect during fiscal 2008 through 2010 as determined by the PRC government and the regional tax authorities.

As a result of the above changes, starting from 2008, the Company's enterprise income tax rate will be:


                Year                    Enterprise Income Tax Rate
                ----                    --------------------------
                2008                                9%
                2009                                10%
                2010                                11%
                2011                                24%
           2012 and after                           25%


The Company has also incurred various other taxes, comprised primarily of business taxes, value-added taxes, urban construction taxes, education surcharges and others. Any unpaid amounts are reflected on the balance sheets as accrued taxes payable.

NOTE 7 - STOCKHOLDERS' EQUITY

The Company has outstanding warrants to purchase an aggregate of 1,202,941 shares of Company's common stock at an exercise price of $2.38 per share which expire on January 29, 2010.

NOTE 8 - CONTINGENCIES

Economic environment - Significantly all of the Company's operations are conducted in the PRC, and therefore the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and fluctuations in the foreign currency exchange rate. The Company's results from operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi (RMB), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.


NOTE 9 - SUBSEQUENT EVENTS


On May 30, 2008 the Company completed an offering of Units priced at $2.00 per Unit consisting of one share of Company common stock and a three-year warrant to purchase one-fourth of one share of Company common stock at an exercise price of $2.80 per share. The Company issued 5,000,000 shares of common stock and three-year warrants to purchase 1,250,000 shares of common stock to 17 accredited investors for gross proceeds of $10,000,000. The net proceeds, after deduction of related offering expenses of $731,062, amounted to $9,268,938. In addition, the placement agent in the transaction was issued three-year warrants to purchase 300,000 shares of common stock at an exercise price of $2.98 per share. The proceeds were allocated to the warrants issued to the investors and the placement agent based upon their fair values of $1,090,342 and $249,366, respectively and the balance of the proceeds of $8,952,511 was allocated to the shares of common stock. The fair value of the warrants, determined using the
Black-Scholes Option Pricing Model, was calculated using the following assumptions: risk free interest rate of 2.93%, expected dividend yield of 0%, expected volatility of 62.9% and an expected life of 3 years.

The common shares and the shares underlying the warrants have registration rights, and the Company is required to file a registration statement including said shares with the Securities and Exchange Commission. In the event that the Company does not file a registration statement within 45 days of the closing date of the offering, or the registration statement is not declared effective within the 90 or 120 day time periods from the closing date as defined in the registration rights agreement, or if the Company fails to keep the registration statement effective, the Company will be required to pay a penalty to each investor equal to one percent (1%) of the purchase price for each 30 day period. The Company estimates that the probability of not filing the registration statement within the allowed time period is remote; therefore no accrual has been made for these potential penalties. The Company will evaluate any liability related to the effectiveness date of the registration statement at the end of each reporting period.

On June 24, 2008, the Company issued three-year warrants to purchase 75,000 shares of Company common stock at $2.80 per share and three-year warrants to purchase 75,000 shares of the Company's common stock at $3.60 per share to a vendor valued at $90,487.

Also on June 24, 2008, the Company issued three-year warrants to purchase 25,000 shares of Company common stock at $3.00 per share and three-year warrants to purchase 25,000 shares of the Company's common stock at $3.50 per share to a vendor valued at $29,554.

The fair values of the warrants  issued on June 24, 2008,  determined  using the
Black-Scholes Option Pricing Model, were calculated using the following assumptions: risk free interest rate of 3.14%, expected dividend yield of 0%, expected volatility of 61.3% and an expected life of 3 years.

HANSEN, BARNETT & MAXWELL, P.C.
   A Professional Corporation
  CERTIFIED PUBLIC ACCOUNTANTS
    5 Triad Center, Suite 750
  Salt Lake City, UT 84180-1128
      Phone: (801) 532-2200
       Fax: (801) 532-7944
         www.hbmcpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Stockholders of China Pharma Holdings, Inc.

We have audited the consolidated balance sheets of China Pharma Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Pharma Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the accompanying consolidated financial statements have been restated for the effects of correcting the classification of other receivables and advances to suppliers as of December 31, 2007 and 2006.


                                                 HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 28, 2008, except for Note 1 regarding the restatement of financial statements, as to which the date is May 3, 2008



                           CHINA PHARMA HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                             December 31,  December 31,
                                                                 2007          2006
                                                             -----------   -----------

ASSETS
Current Assets:
Cash and cash equivalents                                    $ 1,830,335   $   656,441
Trade accounts receivable, less allowance for doubtful
accounts of $2,440,852 and $1,562,494, respectively           18,572,976    12,101,979
Other receivables, less allowance for doubtful
accounts of $43,908 and $27,517, respectively                    413,596       355,554
Deferred offering costs                                             --          59,390
Advances to suppliers                                          2,757,320       746,443
Inventory                                                     14,448,771    10,277,887
                                                             -----------   -----------
Total Current Assets                                          38,022,998    24,197,694
                                                             -----------   -----------
Non-current Assets:
Property and equipment, net of accumulated depreciation of
$1,003,802 and $619,645, respectively                          2,625,216     2,725,173
Intangible assets, net of accumulated amortization of
$221,715 and $135,656, respectively                            2,063,252        65,344
Advances for purchase of intangible assets                       807,345     1,509,434
Deferred tax assets                                              187,509        16,736
                                                             -----------   -----------
Total Non-current Assets                                       5,683,322     4,316,687
                                                             -----------   -----------
TOTAL ASSETS                                                 $43,706,320   $28,514,381
                                                             -----------   -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Trade accounts payable                                       $   297,299   $   477,291
Accrued expenses                                                 261,301       104,216
Accrued taxes payable                                            311,009       167,419
Other payables                                                    86,161       185,096
Advances from customers                                          261,583       141,871
Accounts payable - related parties                                  --          22,650
Short-term notes payable                                       2,693,428     6,533,649
                                                             -----------   -----------
Total Current Liabilities                                      3,910,781     7,632,192
                                                             -----------   -----------
Research and development commitments                              34,181        31,980
                                                             -----------   -----------
Total Liabilities                                              3,944,962     7,664,172
                                                             -----------   -----------
Stockholders' Equity:
Common stock, $0.001 par value, 60,000,000 shares
authorized, 37,278,938 and 34,723,056 shares issued and
outstanding, respectively                                         37,279        34,723
Additional paid-in capital                                    11,678,606     7,764,979
Foreign currency translation adjustment                        2,839,304       663,871
Retained earnings                                             25,206,169    12,386,636
                                                             -----------   -----------
Total Stockholders' Equity                                    39,761,358    20,850,209
                                                             -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $43,706,320   $28,514,381
                                                             -----------   -----------




              The accompanying notes are an integral part of these
                       consolidated financial statements.


                                      F-12


                           CHINA PHARMA HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME


                                                   For the years
                                                 ended December 31,
                                          ----------------------------
                                               2007            2006
                                          ------------    ------------

Revenue                                   $ 33,186,324    $ 21,843,262
Cost of revenue                             17,619,180      11,745,815
                                          ------------    ------------

Gross profit                                15,567,144      10,097,447
                                          ------------    ------------

Operating expenses:
Selling expenses                             1,436,609         260,128
General and administrative                   1,879,306       1,213,828
                                          ------------    ------------
Total operating expenses                     3,315,915       1,473,956
                                          ------------    ------------

Income from operations                      12,251,229       8,623,491
                                          ------------    ------------

Non-operating income (expenses):
Interest income                                 31,805             991
Interest expense                              (237,398)       (145,881)
Other income                                   611,025         108,485
                                          ------------    ------------
Total non-operating income (expense)           405,432         (36,405)
                                          ------------    ------------

Income before taxes                         12,656,661       8,587,086
Income tax benefit                             162,872            --
                                          ------------    ------------
Net income                                $ 12,819,533    $  8,587,086
                                          ------------    ------------
Comprehensive income - foreign currency      2,175,433         563,945
translation adjustments                           --              --
Comprehensive income                      $ 14,994,966    $  9,151,031
                                          ------------    ------------

Earnings Per Share:
Basic                                     $       0.35    $       0.25
Diluted                                   $       0.34    $       0.25
                                          ------------    ------------
Weighted Average Shares Outstanding:
Basic                                       37,009,655      34,723,056
Diluted                                     37,259,909      34,723,056
                                          ------------    ------------




              The accompanying notes are an integral part of these
                       consolidated financial statements.


                                      F-13

                           CHINA PHARMA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                Accumulated
                                             Common Stock          Additional      Other                       Total
                                      -------------------------     Paid-in    Comprehensive   Retained     Stockholders'
                                         Shares        Amount       Capital        Income      Earnings        Equity
                                      -----------   -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2005             34,723,056   $    34,723   $ 7,764,979   $    99,926   $ 3,799,550   $11,699,178
Net income for the year                      --            --            --            --       8,587,086     8,587,086
Foreign currency translation
adjustment                                   --            --            --         563,945          --         563,945
                                      -----------   -----------   -----------   -----------   -----------   -----------

Balance, December 31, 2006             34,723,056        34,723     7,764,979       663,871    12,386,636    20,850,209
Shares and warrants issued for cash     2,505,882         2,506     3,794,677          --            --       3,797,183
Exercise of warrants for cash              50,000            50       118,950          --            --         119,000
Net income for the year                      --            --            --            --      12,819,533    12,819,533
Foreign currency translation
adjustment                                   --            --            --       2,175,433          --       2,175,433
                                      -----------   -----------   -----------   -----------   -----------   -----------

Balance, December 31, 2007             37,278,938   $    37,279   $11,678,606   $ 2,839,304   $25,206,169   $39,761,358
                                      -----------   -----------   -----------   -----------   -----------   -----------


















              The accompanying notes are an integral part of these
                       consolidated financial statements.



                                      F-14

                           CHINA PHARMA HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                  For the years ended December 31,
                                                   ----------------------------
                                                        2007            2006
                                                   ------------    ------------
Cash Flows from Operating Activities:
Net income                                         $ 12,819,533    $  8,587,086
Depreciation and amortization                           422,443         397,001
Gain on sale of intangibles                            (580,922)           --
Changes in assets and liabilities:
Trade accounts receivable                            (5,413,718)     (6,077,526)
Other receivables                                       (32,234)         42,642
Advances to suppliers                                  (174,867)        (61,345)
Inventory                                            (3,325,681)     (4,214,702)
Deferred tax assets                                    (162,872)        115,564
Deferred offering costs                                  60,952            --
Trade accounts payable                                 (204,372)       (219,427)
Accrued expenses                                         73,451          86,265
Accrued taxes payable                                   126,812        (407,744)
Other payables                                           20,558         (71,759)
Advances from customers                                 105,573          87,612
                                                   ------------    ------------
Net Cash from Operating Activities                    3,734,656      (1,736,333)
                                                   ------------    ------------

Cash Flows from Investing Activities:
Purchase of property and equipment                      (51,841)       (182,346)
Proceeds from the sale of intangibles                 1,509,741            --
Purchase of intangible assets                        (2,937,431)         (9,657)
Advances for purchase of intangible assets             (932,758)           --
                                                   ------------    ------------
Net Cash from Investing Activities                   (2,412,289)       (192,003)
                                                   ------------    ------------

Cash Flows from Financing Activities:
Proceeds from sale of common stock and warrants       3,797,183            --
Proceeds from exercise of warrants                      119,000            --
Proceeds from short term notes payable                2,586,252       2,140,943
Payments of short term notes payable                 (6,705,456)           --
Proceeds from loan from shareholder                        --            22,650
Payment of offering costs                                  --           (58,167)
                                                   ------------    ------------
Net Cash Proceeds from Financing Activities            (203,021)      2,105,426
                                                   ------------    ------------

Effect of Exchange Rate Changes on Cash                  54,548          18,131
                                                   ------------    ------------
Net Change in Cash                                    1,173,894         195,221
                                                   ------------    ------------
Cash and Cash Equivalents at Beginning of Period        656,441         461,220
                                                   ------------    ------------
Cash and Cash Equivalents at End of Period         $  1,830,335    $    656,441
                                                   ------------    ------------





              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           CHINA PHARMA HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization - Onny Investment Limited (Onny) was incorporated in the British Virgin Islands on January 12, 2005 and was a development stage enterprise through June 15, 2005. On June 16, 2005, Onny acquired all of the outstanding shares of Hainan Helpson Medical & Biotechnology Co., Ltd, a privately held Chinese joint venture (Helpson) and emerged from the development stage.

On October 19, 2005, Onny was reorganized as a wholly owned subsidiary of China Pharma Holdings, Inc., formerly TS Electronics, (Company). The reorganization was accomplished by an exchange of Onny's common shares for 25,278,385 shares of the Company's common stock resulting in a 851-for-1 exchange ratio. In addition, the prior Onny convertible preferred shareholders exchanged their shares for 6,944,611 shares of the Company's common stock resulting in a 694-for-1 exchange ratio. The reorganization of Onny into the Company was recognized as a stock split of the common stock of Onny and the effective issuance by Onny of 2,500,060 shares of the Company's common stock in exchange and the assumption of $4,473 in liabilities. This transaction was accounted for as a reverse acquisition of the Company and was recognized as a non-monetary exchange.

Nature of Operations - Helpson manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private retailers in The People's Republic of China (PRC), through its marketing department located in the Hainan Province. There are also nine other offices, with sales representatives in other provinces and cities throughout the PRC. Helpson's other operating activities include biochemical products, health products, and cosmetics.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Consolidation and Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The functional currency of the operating subsidiaries in the PRC is the Chinese Yuan Renminbi (CNY); however, the accompanying financial statements have been expressed in United States Dollars
(USD). The accompanying consolidated balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The accompanying consolidated statements of operations have been translated using the average exchange rates prevailing during the periods of each statement. See
Note 9.

The accompanying consolidated financial statements include the accounts and operations of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments - Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the carrying amounts of notes payable that were outstanding during the current period approximated fair value because of either the immediate or short-term maturity of these financial instruments or because the underlying instruments are at interest rates which approximated current market rates.

Cash and cash equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less. Cash deposits are held at financial institutions in the PRC and are not insured by the FDIC.

Trade receivables and allowance for doubtful accounts - Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts. The allowances for doubtful accounts are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. A provision is made against accounts receivable to the extent they are considered unlikely to be collected. It is common practice in the PRC for receivables to extend beyond one year. Included in trade receivables is approximately $2,002,059 that occurred more than one year from December 31, 2007, but is estimated to still be collectable.

Inventory - Inventories are stated at the lower of cost or net realizable value, on an average cost basis. The method of determining inventory costs is used consistently from year to year. Allowance for inventory obsolescence is provided when the market value of certain inventory items are lower than the cost.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company projects the undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value of the long-lived asset is reduced by the estimated excess of the carrying value over the projected discounted cash flows. There were no such impairments at December 31, 2007.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the statement of operations in the period of disposition.

Intangible Assets - Acquisition costs on patents, trademarks, licenses, techniques, formulas and other intangibles are capitalized and amortized using the straight-line method over their useful lives. For those intangible assets, such as patents, with legal protection over a period, their useful life is the protected period. Others that do not have legal protection periods are amortized generally over 5 to 10 years. The Company does not capitalize internally generated intangible assets. The Company's intangible assets consist of techniques (formulas and manufacturing processes) for medicines.

Advances to Suppliers and Advances from Customers - The Company, as is the common practice in the PRC, will often pay advanced payments to suppliers for materials and receive from customers advances for finished products. As of December 31, 2007 and 2006, the advances to suppliers were $2,757,320 and $746,443, respectively, and the advances from customers were $261,583 and $141,871, respectively.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

Cost of Revenues - Cost of revenues includes wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Research and Development - Research and development expenditures are recorded as expenses in the period in which they occur.

Retirement Benefit Plans - The Company contributes to various employee retirement benefit plans organized by provincial governments under which it is required to make monthly contributions to these plans at rates prescribed by the related provincial governments. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Advertising Costs - Advertising costs are expensed when incurred. Total advertising expense for the years ended December 31, 2007 and 2006 were $10,393 and $3,446, respectively.

Basic and Diluted Earnings per Common Share - Basic and diluted earnings per common share are computed by dividing net income by the weighted-average number of common shares outstanding. As of December 31, 2007 potentially dilutive securities includes warrants outstanding to purchase a total of 1,202,941 shares of Company common stock at an exercise price of $2.38 per share. There are no dilutive securities outstanding at December 31, 2006. The following table is a reconciliation of the numerators and denominators used in the calculation of basic and diluted earnings per share and the weighted-average common shares outstanding, respectively:

                                              For the Years Ended December 31,
                                                  2007               2006
                                              -----------        -----------

Net income                                    $12,819,533        $ 8,587,086
                                              -----------        -----------
Basic weighted-average common shares
outstanding                                    37,009,655         34,723,056
Effect of dilutive securities:
Warrants                                          250,254               --
                                              -----------        -----------
Diluted weighted-average common shares
outstanding                                    37,259,909         34,723,056
                                              -----------        -----------
Basic earnings per share                      $      0.35        $      0.25
                                              -----------        -----------

Diluted earnings per share                    $      0.34        $      0.25
                                              -----------        -----------


Credit Risk - The carrying amounts of accounts receivable included in the balance sheet represent the Company's exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk. The Company performs ongoing credit evaluations of each customer's financial condition. It maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management's estimations.

The Company has its cash in bank deposits primarily in the PRC. Historically, deposits in PRC banks have been secure due to the state policy on protecting depositors' interests. The PRC promulgated a new Bankruptcy Law in August 2006, which came into effect on June 1, 2007, which contains provisions for the implementation of measures for the bankruptcy of PRC banks. In the event that bankruptcy laws are enacted for banks in the PRC, the Company's deposits may be at a higher risk of loss.

Interest Rate Risk - The Company is exposed to the risk arising from changing interest rates, which may affect the ability of repayment of existing debts and viability of securing future debt instruments within the PRC.

Recently Enacted Accounting Standards - In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (FSP FIN) No. 157-2 which extended the effective date for certain nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. The Company does not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial statements.

 In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material impact on our consolidated financial statements.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities", (EITF 07-3) which is effective for fiscal years beginning after December 15, 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. EITF 07-3 is not expected to have a material impact on our results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income shall be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on our consolidated financial statements, if any, upon adoption of SFAS No. 141(R) or SFAS No. 160.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS No. 161 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities to require enhanced disclosures concerning the manner in which an entity uses derivatives (and the reasons it uses them), the manner in which derivatives and related hedged items are accounted for under SFAS No. 133 and interpretations thereof, and the effects that derivatives and related hedged items have on an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements of fiscal years and interim periods beginning after November 15, 2008. The Company has not yet determined the effects on its consolidated financial statements, if any, that may result upon the adoption of SFAS 161.

Restatement of Financial Statements - Subsequent to March 2008, the Company realized that the December 31, 2007 consolidated financial statements needed to be revised to correct an overstatement of advances paid to suppliers in the amount of $724,628, an overstatement of other receivables in the amount of $82,717, and an understatement of advance for purchase of intangible assets in the amount of $807,345. In addition, the December 31, 2006 consolidated financial statements needed to be revised to correct an overstatement of advances paid to suppliers and an understatement of advance for purchase of intangible assets in the amount of $1,509,434. The Company concluded that advances made for purchase of intangible assets should be treated as a long-term asset. This correction was not considered material in accordance with SAB 108 for the year ended December 31, 2007 and 2006 but is considered significant. As a result, the Company corrected the financial statements for December 31, 2007 and 2006. The correction of the December 31, 2007 and 2006 financial statements had no effect on the previously reported net income. The effects of the restatements were as follows:


                                                            Reported          Restatement         As Restated
                                                         -------------       -------------       -------------

Consolidated Balance Sheet as of December 31, 2007
Other receivables                                        $    496,313        $    (82,717)       $    413,596
Advances to suppliers                                       3,481,948            (724,628)          2,757,320
Total Current Assets                                       38,830,343            (807,345)         38,022,998
Advances for purchase of intangible assets                       --               807,345             807,345
TOTAL ASSETS                                             $ 43,706,320        $       --          $ 43,706,320

Consolidated Statement of Cash Flows
For the year ended December 31, 2007
Other receivables                                        $   (111,660)       $     79,426        $    (32,234)
Advances to suppliers                                      (1,028,199)            853,332            (174,867)
Net Cash provided by Operating Activities                   2,801,898             932,758           3,734,656
Advances for purchase of intangible assets                       --              (932,758)           (932,758)
Net Cash used in Investing Activities                      (1,479,531)           (932,758)         (2,412,289)
Net Change in Cash                                       $  1,173,894        $       --          $  1,173,894





Consolidated Balance Sheet as of December 31, 2006
Advances to suppliers                                    $  2,255,877        $ (1,509,434)       $    746,443
Total Current Assets                                       25,707,128          (1,509,434)         24,197,694
Advances for purchase of intangible assets                       --             1,509,434           1,509,434
TOTAL ASSETS                                             $ 28,514,381        $       --          $ 28,514,381


NOTE 2 - INVENTORY

Inventory consisted of the following:


                                 December 31,
                       -----------------------------
                            2007             2006
                       -----------       -----------

Raw materials          $12,521,536       $ 8,458,210
Work in progress            60,404         1,679,952
Finished goods           1,866,831           139,725
                       -----------       -----------
Total Inventory        $14,448,771       $10,277,887
                       -----------       -----------



NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2007 and 2006:

                                                 December 31,
                                      -------------------------------
                                          2007                2006
                                      -----------         -----------
Permit of land use                    $   385,102         $   360,304
Building                                1,753,547           1,640,629
Plant, machinery and equipment          1,341,996           1,253,572
Motor vehicle                              37,193              14,763
Office equipment                           88,210              75,550
Construction in progress                   22,970                --
                                      -----------         -----------
Total                                   3,629,018           3,344,818
Less: accumulated depreciation         (1,003,802)           (619,645)
                                      -----------         -----------
Property and Equipment, net           $ 2,625,216         $ 2,725,173
                                      -----------         -----------


Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:


                      Asset                            Life - years
--------------------------------------------------  ------------------
Permit of land use                                       40 - 70
Building                                                 20 - 35
Plant, machinery and equipment                             10
Motor vehicle                                            5 - 10
Office equipment                                            5

For the years ended December 31, 2007 and 2006, depreciation expense was $327,921 and $353,831, respectively.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets represent the costs on patents, trademarks, licenses, techniques and formulas. Intangible assets have a weighted-average remaining useful life of approximately 9.5 years. Amortization of intangible assets was $94,522 and $43,170 for the year ended December 31, 2007 and 2006, respectively. The estimated aggregate amortization expense for the next five years follows:


                Year               Amount
           ----------------  -------------------
                2008                  $ 221,538
                2009                    220,553
                2010                    218,722
                2011                    214,646
                2012                    214,646
             Thereafter                 973,147
                             -------------------
                Total               $ 2,063,252
                             -------------------


During the third quarter of 2007, the Company entered into agreements to acquire certain pharmaceutical formulas from an unrelated party for cash for an aggregate purchase price of $2,091,850. This has been recorded under the caption Intangible assets in the accompanying balance sheet as of December 31, 2007.

NOTE 5 - DEBT

Short Term Notes Payable - At December 31, 2006, the Company had loans outstanding totaling $2,174,608 from a bank. The loans bear interest with a range of 6.14% to 6.43%, principal and accrued interest was repaid in July and August of 2007. On July 13, 2007, the Company entered into a new line of credit with the bank collateralized by certain land use rights, machinery and equipment Advances made under the line of credit of $2,324,278 are due 7 months from the date of the loan and bear interest payable monthly at rates ranging from 6.90% to 7.37%. The line of credit expires on April 25, 2008 with any advances or renewals made prior to this date under the line having a maturity date no later than October 25, 2008. The Company has borrowed all amounts available under the line of credit.

Short Term Notes Payable to Former Shareholders - In January 2006, the Company converted its dividend payable of $4,402,147 into short-term notes bearing interest at a rate of 2.25% per annum. The balance of the note at December 31, 2006 was $4,359,041. During the fourth quarter of 2007, the Company paid $3,989,891 of these notes and the final note outstanding as of December 31, 2007 of $369,150 was paid in January, 2008.

NOTE 6 - INCOME TAXES

The Company accounts for its income taxes in accordance with SFAS No. 109, which requires recognition of deferred tax assets and liabilities and their respective tax bases and any tax credit carry forwards available. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Undistributed earnings of the Company's foreign subsidiary since acquisition amounted to approximately $22 million at December 31, 2007. Those earnings, as well as the investment in the subsidiaries of approximately $17 million are considered to be indefinitely reinvested and, accordingly, no U.S. federal and state income taxes have been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the PRC. Determination of the amount of unrecognized deferred U.S. income tax liability is not practical because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credits may be available to reduce a portion of the U.S. tax liability.

According to federal law in the PRC, enterprises with foreign investment and foreign enterprises doing business in the PRC are generally subject to federal enterprise income tax at a rate of 30%. However, because the Company is located in a special region, it has a 15% corporate income tax rate and has been granted a "tax holiday" during which it would pay no income taxes through December 31, 2007. On March 16, 2007, the National People's Congress of China passed the new Enterprise Income Tax Law, (EIT Law), and on December 6, 2007, the State Council of China issued the Implementation Regulations for the EIT Law which took effect on January 1, 2008. The EIT Law and Implementation Regulations Rules impose a unified EIT of 25.0% on all domestic-invested enterprises and Foreign Invested Entities, or FIEs, unless they qualify under certain limited exceptions.

As a result of the above change in the income tax laws, The Company will continue to have a favorable rate of 50% of the tax rates in effect during fiscal 2008 through 2010 as determined by the PRC government and the regional tax authorities.

Following is a reconciliation of income taxes calculated at the federal statutory rates to actual income tax expense:

                                                  December 31,
                                        ------------------------------
                                            2007               2006
                                        -----------        -----------

Tax at statutory rate of 33%            $ 4,176,698        $ 2,919,609
Non-deductible expenses                        --               27,559
Change in temporary differences                --              (22,654)
Effect of lower foreign tax rates        (4,339,570)        (2,924,514)
                                        -----------        -----------
Deferred income tax benefit             $  (162,872)       $      --
                                        -----------        -----------


The temporary differences which give rise to the deferred income tax asset are as follows:


                                                      December 31,
                                               -----------------------
                                                 2007           2006
                                               --------       --------

Allowance for doubtful trade receivables        183,586         16,446
Allowance for doubtful other receivables          3,923            290
                                               --------       --------
Total deferred income tax assets                187,509         16,736
Valuation allowance                                --             --
                                               --------       --------
Net deferred income tax asset                  $187,509       $ 16,736
                                               ========       ========



The Company has also incurred various other taxes, comprised primarily of business taxes, value-added taxes, urban construction taxes, education surcharges and others. Any unpaid amounts are reflected on the balance sheets as accrued taxes payable.

NOTE 7 - STOCKHOLDERS' EQUITY

On February 1, 2007 the Company completed an offering of units priced at $1.70 per unit consisting of one share of Company common stock and a warrant to purchase one-half of a share of Company common stock at an exercise price of $2.38 per share. The Company received gross proceeds in the aggregate amount of $4,259,900. The net proceeds, after deduction of related offering expenses of $462,717 amounted to $3,797,183. The Company issued an aggregate of 2,505,882 shares of common stock and issued three-year warrants to purchase an aggregate of 1,252,941 shares of Company's common stock to 17 accredited investors. The proceeds were allocated to the warrants based upon their fair value or $2,010,219, and the balance of the proceeds was allocated to the shares of common stock. The fair value of the warrants, determined using the Black-Scholes Option Pricing Model, was calculated using the following assumptions: risk free interest rate of 4.80%, expected dividend yield of 0%, expected volatility of 124.39% and an expected life of 3 years.

The common shares and the shares underlying the warrants have registration rights and, accordingly a registration statement was filed with the Securities Exchange Commission on March 30, 2007 within the 60 day period prescribed by the registration rights agreement. The registration statement was declared effective on May 4, 2007.

In December 2007, the Company received proceeds of $119,000 upon the exercise of warrants to purchase 50,000 shares of common stock. The remaining 1,202,941 warrants issued in conjunction with the offering have not been exercised at December 31, 2007 and have a weighted average life of 2.1 years.

NOTE 8 - TRANSFERS OF TECHNOLOGY

During 2007, the Company entered into agreements to sell certain pharmaceutical formulas in the research and development stage in two separate transactions to third parties for an aggregate sales price of $1,509,741 which is recorded as other income, net of transfer (sales) tax of $75,487, which has been recorded as part of general and administrative expenses and $853,332 of cost in the accompanying statement of operations and comprehensive income for the year ended December 31, 2007.

NOTE 9 - CONTINGENCIES

Economic environment - Significantly all of the Company's operations are conducted in the PRC, and therefore the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and fluctuations in the foreign currency exchange rate. The Company's results from operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi (RMB), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

NOTE 10 - RELATED PARTY TRANSACTIONS

On April 25, 2005 a dividend of $4,154,041 (adjusted for foreign currency translations as of the balance sheet dates) was declared to the former shareholders of Helpson which was not paid at December 31, 2005 and was subsequently converted to demand notes bearing interest at 2.25% according to the terms of the dividend. The Company paid these notes and the related accrued interest as discussed in Note 5.

NOTE 11 - CONCENTRATIONS

For the year ended December 31, 2007, three customers accounted for 21%, 20% and 12% of sales, respectively. For the year ended December 31, 2006, three customers accounted for 17%, 11% and 10% of sales, respectively. At December 31, 2007, two customers accounted for 20% and 11% of accounts receivable, respectively. At December 31, 2006, two customers made up 18% and 14% of accounts receivable. For the year ended December 31, 2007, purchases from three suppliers made up 17%, 17% and 11% of raw material purchases, respectively. For the year ended December 31, 2006 purchases from two suppliers accounted for 44% and 34% of raw material purchases, respectively.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of various expenses, all of which we will pay in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee.

SEC Registration Fee           $     540.08
Accounting Fees and Expenses   $  15,000.00
Legal Fees and Expenses        $  30,000.00
Miscellaneous                  $   2,600.00
Total                          $  48,140.08

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of a present or former director or officer. Such indemnification shall include expenses, including attorney's fees actually and reasonably incurred by him. We may indemnify such individuals against all costs, expenses, and liabilities incurred in a threatened, pending, or completed action, suit, or proceeding brought because such individual is or was one of our directors or officers.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of our ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

On May 11, 2005, we sold to Halter Financial Group, Inc. ("HFG") in a private placement 1,875,045 shares of restricted common stock at a purchase price of $0.1066641 per share, pursuant to the terms of a Stock Purchase Agreement (the

"Purchase Agreement") executed by the parties on said date. As a result of the purchase, HFG became our controlling shareholder, owning approximately 75% of our issued and outstanding shares of common stock. This issuance was made in reliance on Section 4(2) of the Act and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

On October 19, 2005, we entered into a Securities Exchange Agreement with Onny and its original stockholders pursuant to which we acquired all of the issued and outstanding shares of Onny from said stockholders in exchange for 27,499,940 shares of our common stock. This issuance was made in reliance on Section 4(2) of the Act and was made without general solicitation or advertising. The acquirers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

In February 2007, the Company completed an offering of units priced at $1.70 per unit consisting of one share of the Company's common stock and a warrant to purchase one-half of a share of the Company's common stock at an exercise price of $2.38 per share. The Company issued an aggregate of 2,505,882 shares of common stock and issued three-year warrants to purchase an aggregate of 1,252,941 shares of Company's common stock to 17 accredited investors. This issuance was made in reliance on Section 4(2) of the Act and was made without general solicitation or advertising. The acquirers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

In May 2008, the Company completed an offering of units priced at $2.00 per unit consisting of one share of the Company's common stock and a warrant to purchase one-quarter of a share of the Company's common stock at an exercise price of $2.80 per share. The Company issued an aggregate of 5,000,000 shares of common stock and issued three-year warrants to purchase an aggregate of 1,250,000 shares of Company's common stock to 17 accredited investors. This issuance was made in reliance on Section 4(2) of the Act and was made without general solicitation or advertising. The acquirers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

On June 24, 2008, the Company issued to FirsTrust Group, Inc. three-year warrants to purchase 75,000 shares of the Company's common stock at $2.80 per share and three-year warrants to purchase 75,000 shares of the Company's common stock at $3.60 per share. The Company issued the above warrants as equity compensation under the Consulting Agreement and the Supplementary Agreement entered into between the Company and FirsTrust China Ltd. (the wholly-owned subsidiary of FirsTrust Group, Inc.). The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

On the same date, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 25,000 shares of the Company's common stock at $3.00 per share and three-year warrants to purchase 25,000 shares of the Company's common stock at $3.50 per share. The Company issued the above warrants as equity compensation under the Investor Relations Consulting Agreement entered into between the Company and Hayden Communications International, Inc. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are attached hereto or incorporated herein by reference.

--------------------------------------------------------------------------------
Exhibit No.        Description
--------------------------------------------------------------------------------
2.1 Securities Exchange Agreement between China Pharma and Onny Investment Limited dated October 19, 2005 (3)
--------------------------------------------------------------------------------
3.1      Amendment of Certificate of Incorporation (8)
--------------------------------------------------------------------------------
3.2      Amended and Restated Bylaws of China Pharma (9)
--------------------------------------------------------------------------------
4.1      Form of Warrant issued to FirsTrust Group, Inc. (10)
--------------------------------------------------------------------------------
4.2      Form of Warrant issued to Hayden Communications International, Inc.(10)
--------------------------------------------------------------------------------
5.1*     Opinion of King and Wood LLP
--------------------------------------------------------------------------------
10.1 Stock Purchase Agreement between Halter Financial Group Inc. and the Registrant dated May 11, 2005 (1)
--------------------------------------------------------------------------------
10.2 Subscription Agreement between Onny Investment Limited and the subscribers (3)
--------------------------------------------------------------------------------
10.3     Employment  Contract  between  Helpson and Zhilin Li dated July 1, 2005
         (5)
--------------------------------------------------------------------------------
10.4     Employment  Contract  between  Helpson and Xinhua Wu dated July 1, 2005
         (5)
--------------------------------------------------------------------------------
10.5     Employment  Contract  between  Helpson and Jian Yang dated July 1, 2005
         (5)
--------------------------------------------------------------------------------
10.6 Securities Purchase Agreement between the Registrant and 17 investors in the 2008 Private Placement (6)
--------------------------------------------------------------------------------
10.7 Registration Rights Agreement between the Registrant and 17 investors in the 2008 Private Placement (6)
--------------------------------------------------------------------------------
10.8     Form  of  Warrant  issued  to the 17  investors  in  the  2008  Private
         Placement (6)
--------------------------------------------------------------------------------
10.9 Supply Contract entered into between Hainan Helpson Medicine and Bio-Technology Co. Ltd. and Sichuan Chengxin Pharmaceutical Company (7)
--------------------------------------------------------------------------------
10.10 Supply Contract entered into between Hainan Helpson Medicine and Bio-Technology Co. Ltd. and Anhui Fuyang Xinte Pharmaceutical Company
         (7)
--------------------------------------------------------------------------------
10.11 Sales Contract entered into between Hainan Helpson Medicine and Bio-Technology Co. Ltd. and Anhui Fuyang Xinte Pharmaceutical Company
         (7)
--------------------------------------------------------------------------------
10.12 Sales Contract entered into between Hainan Helpson Medicine and Bio-Technology Co. Ltd. and Hainan Xinglin Medicine Company (7)
--------------------------------------------------------------------------------
14.1*    Code of Business Conduct and Ethics
--------------------------------------------------------------------------------
16.1     Letter regarding Change in certifying Accountant dated August 15. (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
21       Subsidiaries of China Pharma  Holdings,  Inc. filed on October 20, 2005
         (4)
--------------------------------------------------------------------------------
23.1*    Consent of King and Wood LLP (Included in Exhibit 5.1)
--------------------------------------------------------------------------------
23.2*    Consent of Hansen, Barnett & Maxwell, P.C.
--------------------------------------------------------------------------------

*     Filed herewithin

(1)  Previously  filed as an exhibit to our report on Form 8-K (Commission  File
     Number: 000-29523) filed with the Commission on May 11, 2005.
(2)  Previously  filed as an exhibit to our report on Form 8-K (Commission  File
     Number: 000-29523) filed with the Commission on August 18, 2005.
(3)  Previously  filed as an exhibit to our report on Form SB-2 (Commission File
     Number: 333-129161) filed with the Commission on October 20, 2005.
(4)  Previously  filed as an exhibit to our report on Form SB-2 (Commission File
     Number: 333-129161) filed with the Commission on December 23, 2005.
(5) Previously filed as an exhibit to our report on Form 10-QSB (Commission File Number: 000-29523) filed with the Commission on November 16, 2006.
(6)  Previously  filed as an exhibit to our report on Form 8-K (Commission  File
     Number: 000-29523) filed with the Commission on May 28, 2008.
(7) Previously filed as an exhibit to our report on Form 10-KSB (Commission File Number: 000-29523) filed with the Commission on March 31, 2008.
(8)  Previously  filed as an exhibit to our report on Form 8-K (Commission  File
     Number: 000-29523) filed with the Commission on May 4, 2006.
(9) Previously filed as an exhibit to our report on Form PRE 14C (Commission File Number: 000-29523) filed with the Commission on June 27, 2008.
(10) Previously  filed as an exhibit to our report on Form 8-K (Commission  File
     Number: 000-29523) filed with the Commission on June 27, 2008.


ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) Include any material or changed information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haikou, on July 29, 2008.


                                            China Pharma Holdings, Inc.

                                            By: /s/ Zhilin Li
                                            -------------------------------
                                            Zhilin Li
                                            Chief Executive Officer,
                                            President and Director


                                            By: /s/ Xinhua Wu
                                            -------------------------------
                                            Xinhua Wu
                                            Chief Financial Officer (Principal
                                            Financial Officer and Principal
                                            Accounting Officer) and Director


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  SIGNATURE                             TITLE                          DATE

/s/ Zhilin Li
-------------
 Zhilin Li                        President , Chief Executive      July 29, 2008
                                  Officer and Director


/s/ Xinhua Wu
-------------
 Xinhua Wu                        Chief Financial Officer          July 29, 2008
                                  (Principal Financial Officer
                                  and Principal Accounting
                                  Officer) and Director



/s/ Gene Michael Bennett
------------------------
 Gene Michael Bennett             Director                         July 29, 2008




/s/ Yingwen Zhang
-----------------
Yingwen Zhang                     Director                         July 29, 2008




/s/ Baowen Dong
---------------
Baowen Dong                       Director                         July 29, 2008